As filed with the Securities and Exchange Commission on June 17, 2021

Registration No. 333-256756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

under the Securities Act of 1933

FalconStor Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7310 (Primary Standard Industrial Classification Number)	77-0216135 (I.R.S. Employer Identification No.)

FalconStor Software, Inc.

701 Brazos Street, Suite 400

Austin, Texas 78701

(631) 777-5188

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Todd Brooks

President and Chief Executive Officer

FalconStor Software, Inc.

701 Brazos Street, Suite 400

Austin, Texas 78701

(631) 777-5188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq. Kenneth A. Schlesinger, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 (212) 451-2300	Jonathan J. Russo, Esq. Pillsbury Winthrop Shaw Pittman LLP 31 West 52nd Street New York, New York 10019-6131 (212) 858-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒	Smaller Reporting Company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$3,000,000	$ 545.50
(1)	Includes shares of common stock the underwriter has the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933. Such registration fee was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated June 17, 2021

PRELIMINARY PROSPECTUS

               Shares

FalconStor Software, Inc.

Common Stock

We are offering       shares of our common stock, par value $0.001 per share.

Our common stock is quoted by the OTCQB Venture Market under the symbol “FALC.” On June 16, 2021, the last reported sale price of our common stock was $4.28 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” beginning on page 11 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds to us, before expenses (2)	$	$
(1)	Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.
(2)	We estimate the total expenses payable by us, excluding the underwriting discount, will be approximately $ .

This offering is being underwritten on a firm commitment basis. We have granted the underwriter an option to buy up to an additional shares of common stock from us to cover over-allotments. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus.

The underwriter expects to deliver the shares of our common stock to purchasers on or about                   , 2021.

Roth Capital Partners

The date of this prospectus is                   , 2021

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

Neither we nor the underwriter have authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriter are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States. See “Underwriting” for additional information on these restrictions.

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations, and you are cautioned not to give undue weight to these estimates.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus, or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the information set forth under the section “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes thereto, in each case included in this prospectus or incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context requires otherwise, the words “we,” “us,” “our,” “our company,” “the Company,” and “our business” refer to FalconStor Software, Inc., a Delaware corporation.

Our Company

Overview

We are a data protection technology company enabling enterprises to modernize their data backup and archival operations across multiple sites and public clouds. Our products deliver increased data security and provide recovery solutions for cyber attacks. We have over an exabyte of data under management, 36 issued patents and five patent applications and offer products that are used by more than 600 enterprise customers. Our products are offered through and supported by a network of leading service providers, systems integrators, resellers, managed services providers (“MSPs”) and original equipment manufacturers (“OEMs”).

Our products address a demand for enterprise data protection driven by the manner in which consumers and businesses are increasingly interacting in a digital space through multiple devices, networks and platforms. The onset of the coronavirus pandemic accelerated this shift, as ongoing remote work and work from home arrangements introduced novel challenges to maintaining enterprise data security. The adoption of increased employee mobility and flexible remote work arrangements, such as a broader incorporation of cloud technology and the option for employees to use their own devices, has introduced additional vulnerabilities that businesses must monitor and protect through solutions like ours in order to maintain enterprise data integrity.

Our products are utilized by enterprises and MSPs to address two key areas of enterprise data protection: (i) long-term data retention and recovery, and (ii) data replication to preserve business continuity. Our integration with modern cloud-based data storage environments, such as Amazon Web Services (“AWS”) and Microsoft Azure, enables our enterprise customers to significantly reduce costs and improve the portability, security and accessibility of their enterprise data. We believe this accessibility is key in our modern world, where data must be protected and intelligently leveraged to facilitate learning, improve product design and drive competitive advantage. Our products can be used regardless of the underlying hardware, cloud and source-data, which enables our enterprise customers to leverage their existing hardware and software investments.

We believe our long-term data retention products are critical to the data protection plans of any enterprise. The foundation of any enterprise data protection plan is the long-term data archive, as this segment represents up to 80% of an enterprise’s data according to a 2019 Horizon Information Strategies independent study (the “Horizon Study”). Whether in the form of application databases, documents, emails or digital media files, enterprises must preserve this information for significant periods of time to fulfill operational, legal and regulatory requirements. Expanding government and industry regulations also continue to increase mandated retention periods. In addition to fundamental data retention, modern enterprises desire to leverage their long-term archives for strategic analysis and to unlock new revenue streams. As a result, enterprises are challenged with secure and cost-effective data management, while also adopting flexible and scalable cloud-based storage environments. Our long-term data retention products enable our enterprise customers to reduce their data storage footprint while seamlessly transitioning data to a wide array of hybrid-cloud and public-cloud storage systems, including AWS and Microsoft Azure. Our products have also been found to increase data backup speeds by up to 600% based on the 2019 Evaluator Group Performance Analysis.

In addition to long-term data retention, enterprises must maintain operational data redundancy to ensure business continuity in near real time. According to the Horizon Study, the remaining 20% of an enterprise’s data is active and backed up, and such data is retained for less than 90 days. Our data replication products and associated technologies allow an enterprise to capture snapshots of selected data or entire systems at user-defined intervals, and include the ability to replicate data as it is written or modified in real time. These solutions allow our enterprise customers to recover data back to a specific point in time to completely recover from operational data loss or corruption, including ransomware. As is the case with our long-term data retention products, our data replication products are designed to leverage existing enterprise hardware and software investments, while enabling the use of new cloud-based data storage technologies.

Our Software Products and Supporting Technology

Our software products create investment protection, flexibility and leverage of modern cloud-based technologies through software-defined functionality that provides backup and long-term retention, and business continuity driven data replication. As a result, our enterprise clients are able to utilize the underlying storage hardware, media or environment (on-premise or cloud) that best aligns with their strategic needs, which can eliminate costly hardware-vendor, cloud and form-factor lock-ins.

Long-Term Data Retention and Recovery Products

●       FalconStor Virtual Tape Library – We were an early innovator in Virtual Tape Library (“VTL”) technology, which allows enterprise customers to emulate and replace cumbersome physical tape libraries with archive related data preservation, without replacing their existing backup and archive software and associated processes. We believe our VTL product continues to be a leading virtual tape library solution in terms of performance and scalability. With VTL, our enterprise customers are able to complete their data archive operations more reliably, with minimal changes to their legacy archive environment. They are also able to leverage sophisticated physical tape emulation, advanced data security, data-deduplication, and public- or private-cloud based virtual tape archive storage. We have subjected our VTL solution to independent performance testing, which at the time demonstrated that our product was 25% faster than a competitor and could be executed on hardware that was one-third the cost of that required by our closest competitor. We enable our customers to reduce the amount of data that needs to be archived by processing their archive data through our integrated data deduplication engine. By eliminating redundant archive data, the archive storage capacity required can be significantly reduced. Our technology allows our enterprise customers to significantly reduce the cost of storing the ever-growing volume of data that is subject to long-term archive data protection mandates.

●       FalconStor StorSafeTM (“StorSafe”) – Traditionally, enterprises have had limited choice and have been forced to store their archive data on physical tape or within storage arrays installed in an internal data center. Our newest and most innovative long-term archive data management software product, StorSafe, breaks these traditional storage limitations and enables enterprises to securely and cost effectively leverage a wide array of storage options, including ultra-efficient and scalable cloud-based storage environments, such as AWS and Microsoft Azure. Launched in 2020, StorSafe provides sophisticated physical tape emulation and seamless integration with an enterprise’s legacy backup and archive software and processes. By leveraging patent pending industry-standard container technology to enable persistent long-term archive storage, our StorSafe solution dramatically improves archive data portability, accessibility, security and integrity validation, especially as it relates to multi-cloud data storage leverage. As a result, a full spectrum of archive data storage options is made available to our enterprise customers to utilize essentially any storage environment, while confidently ensuring data security and efficient archive access. We have designed StorSafe to significantly reduce long-term archive data storage and legal or regulatory mandated compliance costs.

Business Continuity Driven Data Replication Products

●        FalconStor Continuous Data Protector (“CDP”) – In addition to retaining long-term archive data, enterprises routinely maintain short-term copies, or backups, of data generated by various user applications to protect against data loss or natural disaster. Moving beyond once-a-day backup models, CDP combines local and remote protection into a cost-effective, unified, disk-based solution that allows enterprises to recover data back to the most recent transaction. Combining application-aware snapshot agents and continuous journaling functions, CDP enables customers to recover data effectively at any point in time. CDP delivers instant data availability and reliable recovery, with the capacity to bring business applications back online in a matter of minutes after a failure. CDP protects application-specific data for Microsoft, Oracle, SAP and other business applications, ensuring high performance and stability for complex business environments.

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●       FalconStor Network Storage Server (“NSS”) – The expanding capacity of data managed by enterprises creates a continual challenge in ensuring adequate amounts of available storage. NSS is a scalable solution that enables data storage virtualization and business continuity in heterogeneous environments. Supporting existing third-party disk arrays, NSS eliminates storage boundaries and vendor lock-in, providing fast and secure data storage provisioning and migration. Our core storage virtualization technology provides a non-disruptive approach to data mobility across different storage area network protocols and vendors. With NSS, it becomes a simple operation to move data from older platforms to newer ones or to introduce new storage capacity and tiers. This allows enterprises to respond to evolving performance and capacity requirements, as well as changing data protection mandates. Our products are sold as stand-alone software, but can also be bundled with standard hardware configurations to simplify implementation for our customers.

We are currently marketing our CDP and NSS products under the name StorGuard™.

Supporting Technology

●       FalconStor StorSightTM (“StorSight”) – StorSight gives our enterprise customers and MSPs the ability to administer long-term archive and business continuity driven data replication from one centralized management point and to easily test our other products they may not be currently licensing. To simplify our development efforts and to enable broader use of our products by our enterprise customers, we have unified all user management into our modern HTML-based console and rebranded that unified tool as StorSight. As a result, StorSight is now our unified data protection console used to administer our VTL, StorSafe, CDP, and NSS products. Our StorSight user console provides deep analytics relative to each of our products as they are utilized in production. StorSight also includes a full array of functionality key to our MSP customers, such as multi-tenancy and charge-back. StorSight usage licensing is included when customers and MSPs license any of our products.

●       FalconStor RecoverTracTM (“RecoverTrac”) Disaster Recovery Technology – Our patented RecoverTrac technology streamlines the implementation, testing and execution of disaster recovery operations. It minimizes service failover time between sites and reduces disaster recovery costs by offering full recovery from physical-to-physical, virtual-to-virtual and physical-to-virtual server infrastructures. This technology is a disaster recovery automation service, and is included as a standard feature of our NSS and CDP products to automate complex, time-consuming and error-prone failover and failback operations of systems, applications, services and entire data centers. This technology can also work across those environments, enabling organizations to seamlessly migrate locally, remotely or to and from cloud environments.

●       FalconStor MicroScanTM (“MicroScan”) Technology – Our patented MicroScan technology minimizes the amount of data transferred during replication by eliminating inefficiencies at the application and file system layer. Data changes are replicated at the smallest possible level of granularity, reducing LAN/WAN bandwidth and associated storage costs for disaster recovery (“DR”), and any time data is replicated from one source to another. MicroScan is an integral part of our replication option for CDP and NSS.

Our Growth and Expansion Strategy

Our software products and supporting technology are licensed by enterprise information technology (“IT”) organizations and MSPs worldwide. The key elements of our growth and expansion strategy include the following:

●       Accelerate our marketing and distribution in our best suited markets – We plan to continue to focus our marketing and distribution efforts on enterprise customers, MSPs, cloud service providers (“CSPs”), resellers, systems integrators and OEM partners. We believe these markets and distribution channels offer a significant opportunity and are best suited to realize the value of our products, and provide an efficient and effective access to broad, worldwide markets.

●       Expand our existing software product offerings – We intend to enhance our products to address ever-changing market dynamics to allow us to be leader in the data protection marketplace. For example, through StorSafe, we have successfully adapted transient container technology to deliver a persistent, long-term data protection container that is agnostic, heterogeneous and highly portable, as well as backward compatible and compatible with future technology advancements. We believe these advancements are essential to meet the chain of custody mandates that are inherent in long-term data retention plans subject to compliance, regulatory, legal discovery and privacy laws that continue to evolve and mature.

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●       Expand software and hardware strategic alliances with industry leaders – The Flash/SSD, High-Density Single Disk and Cloud Data Archival markets are key opportunities for us on two fronts: targeting customers wanting to integrate this new technology into existing IT environments, and OEMs needing to enhance their software stack in order to offer data movement and protection services on their platform. CSPs such as AWS, Microsoft Azure, Wasabi and Alibaba Cloud also represent a growth opportunity. Our mutual customers and partners need help moving data from the customer site to their own facilities, as well as a way to deliver common data services across disparate and often incompatible hardware typically found across the provider and end customer environments. We believe that we are positioned to continue to take advantage of these key opportunities in the global marketplace.

●       Provide a bridge to cloud-based data storage, while protecting customers’ investments – We intend to continue leveraging the protocol-independent, unified architecture, analytics and open data services technology of our products to maintain a competitive position in the enterprise storage software market. With the addition of StorSafe, and its associated storage container technology, we have joined and are dedicated to the Open Source community, which has accelerated development and integration efforts across our entire product suite. We intend to continue delivering technical innovation that creates investment protection, flexibility and leverage of modern cloud-based technologies for our enterprise customers.

●       Enable MSPs – As the managed service provider segment continues to grow, MSPs increasingly have a need to support heterogeneous storage environments across their own data centers and their customers’ environments. MSPs often have different hardware and software capabilities, making it significantly challenging to offer consistent data services across these environments. We believe that we offer strategic benefits for MSPs by (i) enabling the seamless and non-disruptive movement of data from the customer premises to the service provider’s hosted environment, (ii) offering common data services across a customer’s environments regardless of underlying hardware or technology, (iii) allowing for the introduction and ability to monetize additional data services they may not have previously been able to offer, (iv) providing a low-cost growth opportunity due to the flexibility of StorSight licensing, while eliminating the need to have multiple feature licenses array by array, and (v) enabling reduced storage management complexity and costs within their infrastructure by eliminating silos, reducing licensing costs and optimizing hardware.

Industry Background and Trends

Enterprises of all sizes are increasingly challenged to securely archive, replicate and make available their data assets. This challenge is increased as business pressures to reduce cost and increase efficiency push enterprises to adopt cloud-based technologies, which are critical to handling the growth in data and strategic uses of enterprise data, despite an increasing amount of records and data that has been compromised over the past several years. For example, according to the 2020 Year End Report published by RiskBased Security, approximately 37 billion records of sensitive data were lost from various breaches, as compared to the approximately 15 billion and 5 billion that were lost in 2019 and 2018, respectively.

We believe long-term data archive is the fastest-growing segment of an enterprise’s data assets. This growth is accelerating as enterprises are increasingly subject to complex regulatory compliance, such as that driven by the Food and Drug Administration, the Health Insurance Portability and Accountability Act, European Union’s General Data Protection Regulation and the Sarbanes-Oxley Act. As the volume of long-term archive continues to expand, the need for enterprises to securely and cost-effectively store the associated data will only increase.

The introduction of new long-term archive storage options has also given rise to a growth in MSPs remotely managing data protection, primarily to smaller enterprises with a less complex array of data assets. The MSPs are able to leverage modern broadband connectivity and offer more scalable long-term storage options, which will serve to reduce data protection costs for their customers. We believe this trend to outsourced long-term archive data protection will continue.

New regulations and laws governing the processing, storage, retention, protection and reinstatement of high-value information assets are driving significant growth in the data protection markets. We believe that data archives will play an increasing role in training and validating artificial intelligence and machine learning algorithms and optimizing strategic analytic model outcomes. Given our long history and deep skillset of the unique challenges associated with long-term storage, we believe that we are in position to capitalize on data assets that are subject to new protection requirements with our existing product portfolio. Our innovative StorSafe product is designed and architected to leverage the scale-up and scale-out capabilities found in today's public and private clouds to support the expanding long-term data protection market demand that is estimated to grow into the Zettabyte (10^21) range by 2030, according to market intelligence provider International Data Corporation. We believe our innovative integration of long-term archive storage into modern cloud-based technologies will enable our customers to dramatically improve the portability, security, and accessibility of their enterprise data.

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Selected Risks Related to our Business

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making an investment decision. Below are the principal factors that make an investment in our company speculative or risky. These investment factors are more fully described in the “Risk Factors” section of this prospectus immediately following this prospectus summary, as well as in the documents incorporated by reference herein:

● We have had limited liquidity as evidenced by our working capital deficiency of $3.6 million at March 31, 2021, and our future prospects are dependent on our ability to execute our business plan.

● Our revenues decreased in 2020 compared to 2019. Though our revenues increased in the three months ended March 31, 2021 as compared to the three months ended March 31, 2020, there is no guarantee that we will be able to maintain profitability.

● We have undertaken a restructuring and other cost reduction initiatives to reduce our expenses and to better align our expenses with our business. There can be no assurance that we have made enough reductions or the right reductions.

● We may not be able to fully utilize our net operating loss (“NOL”) and other tax carryforwards, including as a result of this offering and subsequent offerings, which may have the effect of devaluing significant deferred tax assets of the company.

● Our future business, financial and operating results are substantially dependent on market acceptance of our software products and supporting technology.

● The effects of the COVID-19 pandemic have materially affected, and will continue to materially affect, how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

● Due to the uncertain and shifting development of the data protection and network storage software markets and our reliance on our resellers and our OEM partners, we may have difficulty accurately predicting revenue for future periods and appropriately budgeting for expenses.

● If we are unable to develop new products that achieve acceptance in the data protection and the network storage software markets, our operating results may suffer.

● Our products handle mission-critical data for our end-customers and are highly technical in nature. If our products have defects, failures occur or end-customer data is lost or corrupted, our reputation and business could be harmed.

● We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

● Our ability to sell our products is highly dependent on the quality of our services offerings, and our failure to offer high quality support and professional services would have a material adverse effect on our sales of our products and results of operations.

● The international nature of our business could have an adverse effect on our operating results.

● Developments limiting the availability of Open Source software could impact our ability to deliver products and could subject us to costly litigation.

● Our efforts to protect our intellectual property may cause us to become involved in costly and lengthy litigation, which could seriously harm our business.

● To service our indebtedness, we will require a significant amount of cash. We may not be able to generate sufficient cash to service our term notes or our other indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

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● Our agreements with the holders of our series A preferred stock and/or our term loan contain covenants that could limit our ability to obtain financing using our equity. If we engage in future financings, we may have to use the proceeds to redeem the preferred stock held by such holders. This could cause us to have difficulty in obtaining capital necessary to run our business.

● The holders of our series A preferred stock are entitled to dividends on our series A preferred stock they hold. Depending on whether these dividends are paid in cash or stock, the payment of these dividends will either decrease cash that is available to us to invest in our business or dilute the holdings of all other stockholders.

Recent Developments

First Quarter 2021 Results

The following unaudited information reflects our results of operations for the three months ended March 31, 2021:

● total revenue of $3,828,326, as compared to total revenue of $3,180,187 for the three months ended March 31, 2020;

● gross profit of $3,179,319, as compared to gross profit of $2,632,807 for the three months ended March 31, 2020; and

● net income of $425,248, which reflects a gain on debt extinguishment of $754,000 due to the SBA’s forgiveness of the loan we received from Peapack-Gladstone Bank pursuant to the Paycheck Protection Program under Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “Paycheck Protection Program”). We incurred a net loss of $719,840 for the three months ended March 31, 2020.

Extension of Maturity Date of Debt and Preferred Stock Redemption Date

As described further in the “Risk Factors” section of this prospectus, the holders of our outstanding series A redeemable convertible preferred stock have a mandatory redemption right as of July 30, 2021 that may be exercised only with the approval of Hale Capital Partners, LP (“HCP”) and HCP-FVA, LLC (“HCP-FVA” and, together with HCP, “Hale Capital”). In connection with this offering, we entered into a letter agreement, dated June 2, 2021, with Hale Capital, in which it agreed not to exercise this mandatory redemption right until at least July 30, 2023, with such extension to be included in an amendment to the Certificate of Designation that will be proposed for shareholder approval at our next annual shareholders meeting (the “Redemption Extension Letter Agreement”). We also entered into a letter agreement with Hale Capital, dated June 2, 2021 (the “Loan Extension Letter Agreement”), that provides for an extension of the maturity date on Hale Capital’s portion of the outstanding indebtedness owed under the Amended and Restated Loan Agreement to June 30, 2023, which constituted $2,176,621 of the $3,510,679 principal amount outstanding as of December 31, 2020.

Effects of COVID-19 on our Company

Given the commercial uncertainty caused by the novel coronavirus pandemic, or COVID-19, we developed and implemented an aggressive expense control plan in March 2020, which we kept in place for the remainder of 2020. This plan reduced our annual cash expense run rate by $4.0 million or 29%. We furloughed 21 positions worldwide, and 20 of these positions were reinstated by the fourth quarter of 2020. We believe the reduced expense level should enable us to remain profitable during 2021, even with a prolonged impact of COVID-19 well into 2021.

Smaller Reporting Company

We are a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

Corporate Information

We were incorporated in 1994 as a Delaware corporation and changed our corporate name from Network Peripherals Inc. to FalconStor Software, Inc. in 2001 through the completion of a reverse merger. Our principal executive offices are located at 701 Brazos Street, Suite 400, Austin, Texas 78701, and our telephone number is (631) 777-5188. We have additional offices in Melville, New York, Munich, Germany and Taichung, Taiwan. We maintain a corporate website at https://falconstor.com and social media accounts on Linkedin at https://www.linkedin.com/company/falconstor-software and Facebook at https://www.facebook.com/falconstorsoftwareinc/. Information on our website or our social media accounts does not constitute part of this prospectus, is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

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The Offering

The following summary contains general information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Common stock offered by us	shares.
Underwriter’s over-allotment option

We have granted the underwriter a 30-day option to purchase up to an additional        shares of our common stock from us at the price to public less the underwriting discount to cover over-allotments, if any.

Common stock to be outstanding after this offering	shares (or shares if the underwriter’s option to purchase additional shares from us is exercised in full).(1)
Use of proceeds

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $          million (or approximately $        million if the underwriter’s option to purchase additional shares from us is exercised in full), based on an assumed public offering price of $ per share, which was the last reported sale price of our common stock on June     , 2021 as quoted by the OTCQB Venture Market, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to expand marketing and distribution of our software products and supporting technology in the United States and abroad, to enhance our ongoing product development programs, to finance potential acquisitions of complementary businesses, and for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain any earnings to support operations and to finance the growth and expansion of our business. Accordingly, we do not expect to pay cash dividends on our common stock in the foreseeable future.

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information included in this prospectus or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

OTCQB symbol	FALC

(1)	The number of shares of our common stock to be outstanding immediately after this offering, as shown above, is based on 5,949,463 shares outstanding as of June 17, 2021, and excludes, as of that date, the following:

•	87,815 shares of our common stock issuable upon the exercise of outstanding shares of series A redeemable convertible preferred stock;
•	9,780 shares of our common stock issuable upon the exercise of outstanding stock options having an average exercise price of $113.66 per share;
•	1,442,828 shares of our common stock issuable upon the vesting of outstanding restricted stock; and
•	up to an additional 46,029 shares of common stock currently reserved for issuance related to accrued dividends on the series A preferred stock.

Unless otherwise noted, the information in this prospectus reflects and assumes no exercise of the underwriter’s over-allotment option to purchase additional shares.

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Summary Financial Data

The following tables summarize our historical consolidated financial data. We have derived the summary consolidated statements of operations data for the years ended December 31, 2020 and 2019 from our audited consolidated financial statements incorporated by reference into this prospectus. The summary consolidated statements of operations data for the three months ended March 31, 2021 and 2020 and the summary consolidated balance sheet data as of March 31, 2021 are derived from the unaudited financial statements appearing in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which is incorporated by reference into this prospectus. Our unaudited interim condensed financial statements have been prepared on a basis consistent with our audited financial statements and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the financial information in those statements. The summary consolidated financial data in this section is not intended to replace our consolidated financial statements and related notes, and our historical results are not necessarily indicative of the results we expect in the future. The following summary of consolidated financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.

	Years ended December 31,		Three months ended March 31,
	2020	2019	2021 (unaudited)	2020 (unaudited)
Consolidated Statements of Operations Data:
Total revenue	$ 14,768,693	$ 16,543,571	$ 3,828,326	$ 3,180,187
Total cost of revenue	1,827,478	2,912,987	649,007	547,380
Total operating expenses	11,124,187	14,285,566	3,196,760	3,036,744
Interest and other expense	(692,838)	(604,647)	(266,695)	(245,839)
Gain on debt extinguishment	—	—	754,000	—
Net income (loss)	1,138,509	(1,751,954)	425,248	(719,840)
Net income (loss) attributable to common stockholders	(497,934)	(3,299,527)	(49,036)	(1,031,690)
Net income (loss) per common share - basic and diluted	(0.08)	(0.56)	(0.01)	(0.17)
Weighted average common shares outstanding - basic and diluted	5,920,517	5,900,621	5,949,463	5,919,643

	As of March 31, 2021
	Actual(1) (unaudited)	As Adjusted (2) (unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$ 2,020,989
Working capital	(3,642,575)
Total assets	13,447,444
Total liabilities	14,598,791
Redeemable convertible preferred stock	13,415,006
Total stockholders’ equity (deficit)	(14,566,353)

(1)	Actual balance sheet data presents balance sheet data on an actual basis without any adjustments to reflect subsequent or anticipated events.
(2)	As adjusted balance sheet data presents balance sheet data on an as adjusted basis reflecting the receipt by us of the net proceeds from the sale of shares of common stock in this offering at an assumed public offering price of $ per share, which was the last reported sale price of our common stock on , 2021 as quoted by the OTCQB Venture Market, after deducting the underwriting discount and estimated offering expenses payable by us.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors contained in our periodic reports filed with the SEC, including the risks, uncertainties and assumptions discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus. Before deciding to invest in our common stock, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” of this prospectus.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Condition

We have had limited liquidity as evidenced by our working capital deficiency of $3.6 million at March 31, 2021, and our future prospects are dependent on our ability to execute our business plan of which there can be no assurance.

We have incurred operating losses in 10 of the previous 11 years and negative cash flow from operations in eight of the previous 11 years. As of March 31, 2021, we had a working capital deficiency of $3.6 million, which is inclusive of current deferred revenue of $4.2 million, and a stockholders' deficit of $14.6 million. Our cash and cash equivalents at March 31, 2021 was $2.0 million, an increase of $1.0 million compared to March 31, 2020.

There is no assurance that we will be successful in executing our business plan either through generating sufficient revenue or continuing to reduce operating costs. The failure to execute our business plan would have a material adverse effect on our results of operations and or our ability to continue operations. In addition, to the extent that we continue to incur losses or want to expand our operations, we may need to seek additional financing. There can be no assurance that we will be able to obtain additional financing. Moreover, it is likely that the terms of the Amended and Restated Loan Agreement and series A preferred stock will make it more difficult for us to obtain additional financing, and any additional financing could be dilutive to our stockholders.

Our revenues decreased in 2020 compared to 2019. Though our revenues increased during the three months ended March 31, 2021 as compared to the three months ended March 31, 2020, there is no guarantee that we will be able or to maintain, profitability.

Despite generating $1.1 million in net income for the fiscal year ended December 31, 2020, our revenues decreased to $14.8 million for the year ended December 31, 2020, as compared with $16.5 million for the year ended December 31, 2019. Though our net income for the three months ended March 31, 2021 increased to $425,248 as compared with a loss of $719,840 for the three months ended March 31, 2020, this increase reflected a gain on debt extinguishment of $754,000 due to the SBA’s forgiveness of the loan we received from Peapack-Gladstone Bank pursuant to the Paycheck Protection Program. If we are unable to stabilize or increase revenue, we will be unable to maintain profitability, we will deplete our available cash and we may not be able to continue to fund effective sales and marketing or research and development activities on which we are dependent.

We have undertaken a restructuring and other cost reduction initiatives to reduce our expenses and to better align our expenses with our business. There can be no assurance that we have made enough reductions or the right reductions.

For the past several years, we have taken several actions to reduce expenses significantly in an attempt to help return our company to profitability. These actions include a reduction in personnel; closing offices in geographic locations where our expenses have continued to outpace our revenue; and reducing other expenditures. To date, the reduction in expenses has not been sufficient to ensure that we can meet our ongoing cash needs for the foreseeable future. In addition, there can be no assurance that the reductions we have made are the right reductions for our business going forward. There is a risk that the restructuring, cost cutting initiatives and reduction in personnel will continue to make it more difficult to grow the business and service our customers.

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We may not be able to fully utilize our NOL and other tax carryforwards, including as a result of this offering and subsequent offerings, which may have the effect of devaluing significant deferred tax assets of the company.

As of March 31, 2021, we had approximately $86.4 million of federal NOL carryforwards, $81.8 million of which will begin to expire in 2030 if not used to reduce taxable income. Our ability to utilize NOLs and other tax carryforwards to reduce taxable income in future years could be limited for various reasons, including as a result of one or more ownership changes under Section 382 (“Section 382”) of the Internal Revenue Code of 1986 (“Code”), if future taxable income is insufficient to recognize the full benefit of such NOL carryforwards prior to their expiration and/or if the IRS successfully asserts that a transaction or transactions were concluded with the principal purpose of evasion or avoidance of United States federal income tax. There can be no assurance that we will have sufficient taxable income in later years to enable us to use the NOLs before they expire, or that the IRS will not successfully challenge the use of all or any portion of the NOLs.

Section 382 subjects us to limitations in the use of NOLs if we experience an “ownership change.” For the purposes of Section 382, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look through and aggregation rules) increases by more than 50% over such stockholders’ lowest percentage ownership during the “testing period”. It is possible that this or any subsequent offering could trigger an ownership change under Section 382. If an ownership change occurs, we will be limited in our ability to realize a tax benefit from the use of our deferred tax assets, whether or not we are profitable in future years. These consequences include, without limitation, limiting the amount of federal NOL that can be used to offset taxable income to the Section 382 annual limitation. Generally, the annual limitation equals the product of (i) the fair market value of all of our outstanding equity immediately prior to the ownership change, multiplied by (ii) the applicable federal long-term, tax exempt rate.

In addition, if we have a net unrealized built-in gain (generally determined by comparing market capitalization plus total liabilities to the adjusted tax basis of assets) at the time of the ownership change, certain built-in gains recognized within five years after the ownership change (the “recognition period”) may increase the amount of the otherwise available annual limitation. Any such recognized built-in gains that are unused may be carried forward to later post-change years. Internal Revenue Service (“IRS”) Notice 2003-65 provides an approach which treats built-in gain assets of our Company as generating recognized built-in gain each year without regard to whether such assets are not disposed of at a gain during the recognition period. However, in September 2019 the IRS released proposed Section 382 regulations that would eliminate the beneficial provisions of IRS Notice 2003-65. If finalized as proposed, these regulations would limit the increase in the annual Section 382 limitation for recognized built-in gains to those gains that are actually realized through the disposition of built-in gain assets. These regulations have not been finalized but provide for an effective date of 30 days after the final regulations are published. For transactions that have been announced to the public or for which a binding commitment has been entered into when the final regulations are published, the provisions of IRS Notice 2003- 65 should still be available.

The unused portion of the recognized built-in gain carries forward to later post-change years. We have not calculated any recognized built-in gain with respect to the potential ownership change but we expect to do so subsequent to such ownership change and would expect to apply for such recognition.

The Protective Provision (as defined below) contained in our certificate of incorporation, which is intended to help preserve the value of certain income tax assets, primarily tax net operating loss carryforwards, may have unintended negative effects.

Pursuant to Code Sections 382 and 383, use of our NOLs may be limited by an “ownership change” as defined under Section 382 of the Code, and the Treasury Regulations thereunder. In order to protect our company’s significant NOLs, we included a provision to protect our NOLs in our certificate of incorporation (the “Protective Provision”).

The Protective Provision is designed to assist us in protecting the long-term value of our accumulated NOLs by limiting certain transfers of our common stock. The Protective Provision’s transfer restrictions generally restrict any direct or indirect transfers (defined to exclude primary offerings of our common stock effected by the company) of the common stock if the effect would be to increase the direct or indirect ownership of our common stock by any person from less than 4.99% to 4.99% or more of our common stock, or increase the percentage of our common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of our common stock (with percentage ownership determined under applicable United States federal income tax rules). Any direct or indirect transfer attempted in violation of the Protective Provision will be void as of the date of the prohibited transfer as to the purported transferee.

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The Protective Provision may have an unintended “anti-takeover” effect because our board of directors may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a shareholder may own could have the effect of making it more difficult for shareholders to replace current management. Additionally, because the Protective Provision may have the effect of restricting a shareholder’s ability to dispose of or acquire our common stock, the liquidity and market value of our common stock might suffer.

Risks Related to Our Business, Products and Operations

Our future business, financial and operating results are substantially dependent on market acceptance of our products.

We have spent considerable resources, both financially and in our research and development efforts, developing VTL, StorSafe, CDP and NSS. We currently do not have any other products in our pipeline with the same expectations that we had or which we believe have the same potential for market acceptance as VTL, StorSafe, CDP and NSS. If (i) either VTL, StorSafe, CDP and NSS do not gain additional market acceptance, (ii) sales of either VTL, StorSafe, CDP and NSS do not increase, or (iii) the ongoing future feature/functionality sets of both products are delayed, our results may suffer and it could have a material adverse effect on our business, financial condition and operating results.

The effects of the COVID-19 pandemic have materially affected and will continue to materially affect how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

As a result of the COVID-19 pandemic, we temporarily closed our office locations, introduced remote working for many of our employees that remains in effect, and implemented certain travel restrictions, all of which has caused disruptions to how we operate our business. Our operations have been negatively affected by a range of external factors related to the COVID-19 pandemic that are not within our control. Many of our customers are non-essential businesses within the meaning of applicable regulations that have been forced, in some jurisdictions, to temporarily suspend or greatly reduce operations, resulting in a lay off or termination of workers. This has had a direct impact on our revenue, as this results in a decrease in overall product spend by our customers. Additionally, we have shifted certain of our customer events to virtual-only experiences and we may deem it advisable to similarly alter, postpone or cancel entirely additional customer, employee or industry events in the future. The conditions caused by the COVID-19 pandemic have affected and may continue to affect the rate of IT spending and our customer's ability or willingness to attend our events or to purchase our offerings, our prospective customers' purchasing decisions, our ability to provide on-site consulting services to our customers and the provisioning of our offerings, and may lengthen payment terms, reduce the value or duration of our contracts, or affect attrition rates, all of which has and may continue to adversely affect our future sales, operating results and overall financial information.

The loss of any of our key personnel could harm our business.

Our success depends upon the continued contributions of our key employees, many of whom would be extremely difficult to replace. We do not have key person life insurance on any of our personnel, and worldwide competition for skilled employees in the network storage software industry is intense. In particular, our success is dependent on our executive management team, including Todd Brooks, our Chief Executive Officer. If we are unable to retain existing employees or hire and integrate new employees, our business, financial condition and operating results could suffer.

Due to the uncertain and shifting development of the data protection and network storage software markets and our reliance on our partners, we may have difficulty accurately predicting revenue for future periods and appropriately budgeting for expenses.

The rapidly evolving nature of the data protection and network storage software markets in which we sell our products, the degrees of effort and success of our partners’ sales and marketing efforts, and other factors that are beyond our control, reduce our ability to accurately forecast our quarterly and annual revenue. However, we must use our forecasted revenue to establish our expense budget. Most of our expenses are fixed in the short term or incurred in advance of anticipated revenue. As a result, we may not be able to decrease our expenses in a timely manner to offset any shortfall in revenue.

If we are unable to develop new products that achieve acceptance in the data protection and the network storage software markets, our operating results may suffer.

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The data protection and the network storage software markets continue to evolve, and as a result, there is continuing demand for new products. Accordingly, we may need to develop new products that address additional data protection or network storage software market segments and emerging technologies to remain competitive in the data storage software industry. We are uncertain whether we will successfully qualify new data protection or network storage software products with our customers by meeting customer performance and quality specifications. Any failure to address additional market segments could harm our business, financial condition and operating results.

Our products must conform to industry standards in order to be accepted by customers in our markets.

Our current products are only one part of a storage system. All components of these systems must comply with the same industry standards in order to operate together efficiently. We depend on companies that provide other components of these systems to conform to industry standards. Some industry standards may not be widely adopted or implemented uniformly, and competing standards may emerge that may be preferred by OEM customers or end users. If other providers of components do not support the same industry standards as we do, or if competing standards emerge, our products may not achieve market acceptance and we may be required to invest considerable resources to shifting our products to meet such industry standards, either of which could adversely affect our business.

Our products handle mission-critical data for our end-customers and are highly technical in nature. If our products have defects, failures occur or end-customer data is lost or corrupted, our reputation and business could be harmed.

Our products are highly technical and complex and are involved in storing and replicating mission-critical data for our end-customers. Our products may contain undetected defects and failures when they are first introduced or as new versions are released. We have in the past and may in the future discover software errors in new versions of our existing products, new products or product enhancements after their release or introduction, which could result in lost revenue. Despite testing by us and by current and potential end-customers, errors might not be found in new releases or products until after commencement of commercial shipments, resulting in loss of or delay in market acceptance. Our products may have security vulnerabilities and be subject to intentional attacks by viruses that seek to take advantage of these bugs, errors or other weaknesses. If defects or failures occur in our products, a number of negative effects in our business could result, including:

• lost revenue or lost end-customers;

• increased costs, including warranty expense and costs associated with end-customer support;

• delays, cancellations, reductions or rescheduling of orders or shipments;

• product returns or discounts;

• diversion of management resources;

• legal claims for breach of contract, product liability, tort or breach of warranty; and

• damage to our reputation and brand.

Because our end-customers use our products to manage and protect their data, we could face claims resulting from any loss or corruption of our end-customers’ data due to a product defect. While our sales contracts contain provisions relating to warranty disclaimers and liability limitations, these provisions might not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention from our business and could result in public perception that our products are not effective, even if the occurrence is unrelated to the use of our products. In addition, our business liability insurance coverage might not be adequate to cover such claims. If any data is lost or corrupted in connection with the use or support of our products, our reputation could be harmed and market acceptance of our products could suffer.

We rely on our resellers and our OEM partners for most of our sales.

The vast majority of our sales to end users come from sales by our resellers and by our OEM partners. These resellers and OEM partners have limited resources and sales forces and sell many different products, both in the data protection and the network storage software markets and in other markets. The resellers and OEM partners may choose to focus their sales efforts on other products in the data protection and the network storage software markets or other markets. The OEM partners might also choose not to continue to develop or to market products which include our products. This would likely result in lower revenue to us and would impede our ability to grow our business.

The failure of our resellers to sell our products effectively could have a material adverse effect on our revenue and results of operations.

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We rely significantly on our value-added resellers, direct market resellers, systems integrators and corporate resellers, which we collectively refer to as resellers, for the marketing and distribution of our software products and our services. However, our agreements with resellers are generally not exclusive, are generally renewable annually and in many cases may be terminated by either party without cause. Many of our resellers carry products that are competitive with ours. These resellers may give a higher priority to other products, including those of our competitors, or may not continue to carry our products at all. If a number of resellers were to discontinue or reduce the sales of our products, or were to promote our competitors’ products in lieu of ours, it would have a material adverse effect on our future revenue. Events or occurrences of this nature could seriously harm our sales and results of operations. In addition, we expect that a significant portion of our sales growth will depend upon our ability to identify and attract new reseller partners. The use of resellers is an integral part of our distribution network. We believe that our competitors also use reseller arrangements. Our competitors may be more successful in attracting reseller partners and could enter into exclusive relationships with resellers that make it difficult to expand our reseller network. Any failure on our part to expand our network of resellers could impair our ability to grow revenue in the future.

Our growth depends in part on the success of our strategic relationships with third parties.

Our future growth will depend on our ability to enter into successful strategic relationships with third parties. For example, our strategic relationships with DSI, Fujitsu and Hitachi Vantara are intended to enhance their software stack in order to offer data movement and protection services on their platform. In addition, we work with global distributors to streamline and grow our sales channel. These relationships may not result in additional customers or enable us to generate significant revenue. These relationships are typically non-exclusive and do not prohibit the other party from working with our competitors or from offering competing services. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our operating results could suffer.

We rely on channel partners to sell our solutions, and disruptions to, or our failure to develop and manage our channel partners would harm our business.

Our future success is partially dependent upon establishing and maintaining successful relationships with the right channel partners. A majority of our revenue is generated by sales through our channel partners, and we expect channel sales to continue to make up the majority of our total revenue in the future. Accordingly, our revenue is largely dependent on the effective sales and lead generation activities of these channel partners.

Recruiting and retaining qualified channel partners and training them in our technology and product offerings requires significant time and resources. In order to develop and expand our distribution channel, we must continue to scale and improve our processes and procedures that support our channel, including investment in systems and training. Those processes and procedures may become increasingly complex and difficult to manage as we grow our organization. We have no minimum purchase commitments from any of our channel partners, and our contracts with these channel partners do not prohibit them from offering products or services that compete with ours. Our competitors may provide incentives to existing and potential channel partners to favor their products or to prevent or reduce sales of our solutions. Our channel partners may choose not to offer our solutions exclusively or at all. Establishing relationships with channel partners who have a history of selling our competitors’ products may also prove to be difficult. In addition, some of our channel partners are also competitors. Our failure to establish and maintain successful relationships with channel partners would harm our business and operating results.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

A number of very large corporations have historically dominated the data management market. We consider our primary competitors to be companies that provide enterprise storage products, including Dell Inc., Hitachi Vantara, Hewlett-Packard Company, IBM, CommVault, DataCore and Nexenta. We also compete to a lesser extent with a number of other private companies and certain other well-established companies. Some of our competitors have made acquisitions of businesses that allow them to offer more directly competitive and comprehensive solutions than they had previously offered. In addition, the emergence of cloud computing and software-defined-storage may impact both short-term and long-term growth patterns in the markets in which we compete. We expect to encounter new competitors domestically and internationally as other companies enter our market or if we enter new markets.

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Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

• potential for broader market acceptance of their storage architectures and solutions;

• greater name recognition and longer operating histories;

• larger sales and marketing and customer support budgets and resources;

• broader distribution and established relationships with distribution partners and end-customers;

• the ability to bundle storage products with other technology products and services, or offer a broader range of storage solutions to better fit certain customers’ needs;

• lower labor and development costs;

• larger and more mature intellectual property portfolios;

• substantially greater financial, technical and other resources; and

• greater resources to make acquisitions.

Our ability to sell our products is highly dependent on the quality of our services offerings, and our failure to offer high quality support and professional services would have a material adverse effect on our sales of our products and results of operations.

Our services include the assessment and design of solutions to meet our customers’ data protection and storage management requirements and the efficient installation and deployment of our products based on specified business objectives. Further, once our products are deployed, our customers depend on us to resolve issues relating to our products. A high level of service is critical for the successful marketing and sale of our software. If our partners or we do not effectively install or deploy our applications, or succeed in helping our customers quickly resolve post-deployment issues, it would adversely affect our ability to sell software products to existing customers and could harm our reputation with potential customers. As a result, our failure to maintain high quality support and professional services would have a material adverse effect on our sales of our products and results of operations.

Failure to achieve anticipated growth could harm our business and operating results.

Achieving our anticipated growth will depend on a number of factors, some of which include retention of key management, marketing and technical personnel, our ability to increase our customer base and to increase the sales of our products and competitive conditions in the network storage infrastructure software market. We cannot assure you that the anticipated growth will be achieved. The failure to achieve anticipated growth could harm our business, financial condition and operating results.

Adverse economic conditions or reduced IT spending may adversely impact our business.

Our business depends on the overall demand for IT and on the economic health of our current and prospective customers. In general, worldwide economic conditions remain unstable, and these conditions make it difficult for our current and prospective customers and us to forecast and plan future business activities accurately, and they could cause our customers or prospective customers to reevaluate their decision to purchase our products or services. Also, global or national health concerns, including the outbreak of pandemic or contagious disease such as COVID-19, can negatively impact the global economy and demand for our services. Weak global economic conditions, or a reduction in IT spending even if economic conditions improve, could adversely impact our business and operating results in a number of ways, including longer sales cycles, lower prices for our products, reduced bookings and lower or no growth.

Our future quarterly results may fluctuate significantly, which could cause our stock price to decline.

Our previous results are not necessarily indicative of our future performance and our future quarterly results may fluctuate significantly. Our future performance will depend on many factors, including:

• fluctuations in the economy;

• the timing of securing software license contracts and the delivery of software and related revenue recognition;

• the seasonality of information technology, including network storage products, spending;

• the average unit selling price of our products;

• existing or new competitors introducing better products at competitive prices before we do;

• our ability to manage successfully the complex and difficult process of qualifying our products with our customers;

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• new products or enhancements from us or our competitors;

• our ability to release new and innovative products;

• import or export restrictions on our proprietary technology; and

• personnel changes.

Many of our expenses are relatively fixed and difficult to reduce or modify. As a result, the fixed nature of our expenses will magnify any adverse effect of a decrease in revenue on our operating results.

The ability to predict our future effective tax rates could impact our ability to accurately forecast future earnings.

We are subject to income taxes in both the United States and the various foreign jurisdictions in which we operate. Judgment is required in determining our provision for income taxes and there are many transactions and calculations where the tax determination may be uncertain. Our future effective tax rates could be affected by changes in our earnings or losses, changes in the valuation of our deferred tax assets and changes in tax laws, among other factors. Our ability to correctly predict our future effective tax rates based upon these possible changes could significantly impact our forecasted earnings.

Our business could be materially affected as a result of a natural disaster, terrorist acts or other catastrophic events.

While our headquarter facilities contain redundant power supplies and generators, our domestic and foreign operations, and the operations of our industry partners, remain susceptible to fire, floods, power loss, power shortages, telecommunications failures, break-ins and similar events. Terrorist actions domestically or abroad could lead to business disruptions or to cancellations of customer orders or a general decrease in corporate spending on information technology, or could have direct impact on our marketing, administrative or financial functions, and our financial condition could suffer. We continually look for alternatives to help mitigate any supply chain disruptions due to natural disasters, terrorist acts or other catastrophic events, including public health epidemics such as COVID-19, first identified in China. However, our failure to mitigate these supply chain disruptions could impact our ability to procure and deliver products to our customers, which could adversely impact our overall financial condition.

We are dependent on a variety of IT and telecommunications systems, and any failure of these systems could adversely impact our business and operating results.

We depend on IT and telecommunications systems for our operations. These systems support a variety of functions including order processing, shipping, shipment tracking, billing, support center and internal information exchange. Failures or significant downtime of our IT or telecommunications systems could prevent us from taking customer orders, shipping products, billing customers, handling support calls, or communication among our offices. The internet and individual websites have experienced a number of disruptions and slowdowns, some of which were caused by organized attacks. In addition, some websites have experienced security breakdowns. If we were to experience a security breakdown, disruption or breach that compromised sensitive information, it could harm our relationship with our customers. Our support centers are dependent upon telephone and data services provided by third party telecommunications service vendors and our IT and telecommunications system. Any significant increase in our IT and telecommunications costs or temporary or permanent loss of our IT or telecommunications systems could harm our relationships with our customers. The occurrence of any of these events could have an adverse effect on our operations and financial results.

United States government export restrictions could impede our ability to sell our software to certain end users.

Certain of our products enable end user to encrypt data. The United States, through the Bureau of Industry Security, places restrictions on the export of certain encryption technology. These restrictions may include: the requirement to have a license to export the technology; the requirement to have software licenses approved before export is allowed; and outright bans on the licensing of certain encryption technology to particular end users or to all end users in a particular country. As a result, certain of our products are subject to various levels of export restrictions, which could negatively impact our business.

The international nature of our business could have an adverse effect on our operating results.

We sell our products worldwide. Accordingly, our operating results could be materially adversely affected by various factors including regulatory, political or economic conditions in a specific country or region, trade protection measures and other regulatory requirements, and acts of terrorism and international conflicts. Additional risks inherent in our international business activities generally include, among others, longer accounts receivable payment cycles, difficulties in managing international operations, decreased flexibility in matching workforce needs as compared with the U.S. and potentially adverse tax consequences. Such factors could materially adversely affect our future international sales and, consequently, our operating results.

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Foreign currency fluctuations may impact our revenue.

Our licenses and services in Japan are sold in Yen. Many of our licenses and services in Australia, Canada, and in Europe are sold in Australian dollars, Canadian dollars and European Monetary Units (or Euros), respectively. Changes in economic or political conditions globally and in any of the countries in which we operate could result in exchange rate movements, new currency or exchange controls or other restrictions being imposed on our operations.

Fluctuations in the value of the U.S. dollar may adversely affect our results of operations. Because our consolidated financial results are reported in U.S. dollars, translation of sales or earnings generated in other currencies into U.S. dollars can result in a significant increase or decrease in the reported amount of those sales or earnings. Significant changes in the value of these foreign currencies relative to the U.S. dollar could have a material adverse effect on our financial condition or results of operations. Fluctuations in currencies relative to currencies in which our earnings are generated make it more difficult to perform period-to-period comparisons of our reported results of operations. For purposes of accounting, the assets and liabilities of our foreign operations, where the local currency is the functional currency, are translated using period-end exchange rates, and the revenue, expenses and cash flows of our foreign operations are translated using average exchange rates during each period.

In addition to currency translation risks, we incur currency transaction risk whenever we enter into either a purchase or a sales transaction using a currency other than the local currency of the transacting entity. Given the volatility of exchange rates, we cannot be assured we will be able to effectively manage our currency transaction and/or translation risks. Volatility in currency exchange rates may have a material effect on our financial condition or results of operations. Currency exchange rate fluctuations have not, in the past, resulted in a material impact on earnings. However, we may experience at times in the future an impact on earnings as a result of foreign currency exchange rate fluctuations.

If we are unable to protect our intellectual property, our business will suffer.

Our success is dependent upon our proprietary technology. We have 36 issued patents, 5 pending patent applications, numerous trademarks registered and multiple pending trademark applications related to our products. We cannot predict whether we will receive patents for our pending or future patent applications, and any patents that we own or that are issued to us may be invalidated, circumvented or challenged. In addition, the laws of certain countries in which we sell our products, including various countries in Asia, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

We also rely on trade secret, copyright and trademark laws, as well as the confidentiality and other restrictions contained in our respective sales contracts and confidentiality agreements to protect our proprietary rights. These legal protections afford only limited protection and if we are unable to protect our intellectual property our business and operating results may suffer.

FalconStor generally enters into confidentiality or license agreements with employees, consultants, and corporate partners and generally controls access to and distribution of its software, documentation, and other proprietary information. Despite the Company’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use FalconStor’s products or technology. Monitoring unauthorized use of FalconStor’s products is difficult, and there can be no assurance that the steps FalconStor has taken will prevent misappropriation of its technology, particularly in foreign countries where laws may not protect its proprietary rights as fully as do the laws of the United States.

Our efforts to protect our intellectual property may cause us to become involved in costly and lengthy litigation, which could seriously harm our business.

In recent years, there has been significant litigation in the United States involving patents, trademarks and other intellectual property rights. Any litigation, regardless of its outcome, would likely be time consuming and expensive to resolve and would divert management’s time and attention and might subject us to significant liability for damages or invalidate our intellectual property rights. Any potential intellectual property litigation against us or our products could force us to take specific actions (any of which could have a material adverse effect on our business), including:

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• ceasing to sell our products that use the challenged intellectual property;

• obtaining from the owner of the infringed intellectual property right a license to sell or use the relevant technology or trademark, which license may not be available on reasonable terms, or at all;

• redesigning those products that use infringing intellectual property or ceasing to use an infringing product or trademark; or

• indemnifying software licensees against allegations that our products infringe on a third party’s intellectual property rights or misappropriates trade secrets.

Cyberattacks and breaches could cause operational disruptions, fraud or theft of sensitive information.

Aspects of our operations are reliant upon internet-based activities, such as ordering supplies and back-office functions such as accounting and transaction processing, making and accepting payments, processing payroll and other administrative functions. Although we have taken measures to protect our technology systems and infrastructure, including employee education programs regarding cybersecurity, a breach of the security surrounding these functions could result in operational disruptions, theft or fraud, or exposure of sensitive information to unauthorized parties. Such events could result in additional costs related to operational inefficiencies, or damages, claims or fines.

Developments limiting the availability of Open Source software could impact our ability to deliver products and could subject us to costly litigation.

Many of our products are designed to include software or other intellectual property licensed from third parties, including “Open Source” software. At least one intellectual property rights holder has alleged that it holds the rights to software traditionally viewed as Open Source. In addition, United States courts have not interpreted the terms of many open source licenses, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our appliances. We could be required to seek licenses from third parties in order to continue offering our software, to re-engineer our software, to discontinue the sale of our software in the event re-engineering cannot be accomplished on a timely basis or to litigate any disputes relating to our use of open source software, any of which could harm our business. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on our business, operating results, and financial condition. Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

Risks Related to Our Preferred Stock and Debt

Our obligations under the series A preferred stock and indebtedness could adversely affect our financial health.

The holders of our outstanding series A preferred stock, the majority of which is held by Hale Capital, have a mandatory redemption right as of July 30, 2021, which, as of March 31, 2021, would require the payment of approximately $13.6 million if the mandatory redemption right is exercised in full, provided that such redemption right cannot be exercised without the approval of Hale Capital. As described further below, Hale Capital has agreed not to exercise the mandatory redemption right of the series A preferred stock until at least July 30, 2023 pursuant to the Redemption Extension Letter Agreement. In addition, as of March 31, 2021, we have outstanding principal indebtedness of $3,510,679 pursuant to the terms of our Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2018, as amended December 27, 2019, by and among our company, HCP-FVA, EW Capital, LLC, the lenders party thereto and the other loan parties named therein, (as amended, the “Amended and Restated Loan Agreement”), for which HCP-FVA agreed to extend the maturity date of the portion of the borrowings owed to HCP-FVA to June 30, 2023 pursuant to the Loan Extension Letter Agreement.

In connection with this offering, Hale Capital has agreed not to exercise the redemption of the series A preferred stock until at least July 30, 2023, with such extension to be included in an amendment to the Certificate of Designation to be proposed for shareholder approval at our next annual shareholders meeting pursuant to the Redemption Extension Letter Agreement. In addition, Hale Capital has entered into the Loan Extension Letter Agreement with us, which provides for an extension of the maturity date to June 30, 2023 on $2,176,621 principal amount of indebtedness owed to Hale Capital under the Amended and Restated Loan Agreement to June 30, 2023. We believe our current cash balances together with anticipated cash flows from operating activities, the extension of the maturity date of the borrowings owed to HCP-FVA, and Hale Capital’s agreement not to exercise the redemption of the series A preferred stock until at least July 30, 2023 will be sufficient to meet our working capital requirements for at least one year from the date of this prospectus.

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Our obligations under the series A preferred stock and indebtedness could have important consequences to you in the future. For example, it could:

• increase our vulnerability to general adverse economic and industry conditions;

• make it more difficult for us to satisfy our other financial obligations;

• restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

• require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

• make it more difficult for us to satisfy our obligations to our lenders, resulting in possible defaults on and acceleration of such indebtedness;

• limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

• place us at a competitive disadvantage compared to our competitors that have less debt; and

• limit our ability to borrow additional funds or increase our cost of borrowing.

In addition, the terms of the Amended and Restated Loan Agreement contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests which could have a material adverse effect on our business, financial condition or prospects.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. As such, we may not be able to generate sufficient cash to service our Term Notes (as defined below) or our other indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance the term notes under our Amended and Restated Loan Agreement (the “Term Notes”) to fund planned capital expenditures, maintain sufficient working capital and fund any redemption of our series A preferred stock will depend on our ability to generate cash in the future. Our ability to generate cash is, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or future borrowings from other sources in an amount sufficient to enable us to service our obligations under the Amended and Restated Loan Agreement or our series A preferred stock, or to fund our other liquidity needs. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our indebtedness, we may need to reduce or delay capital expenditures, sell assets, seek additional capital, restructure or refinance the Term Notes, on or before the maturity thereof or seek a waiver of any redemption rights under our series A preferred stock, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to refinance the Term Notes, on commercially reasonable terms or at all, or that the terms of that indebtedness will allow any of the above alternative measures or that these measures would satisfy our scheduled debt service obligations. If we are unable to generate sufficient cash flow to repay or refinance our debt on favorable terms, it could significantly adversely affect our financial condition, and our ability to make any required cash payments under our Term Notes or fund any redemption of our series A preferred stock. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at that time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, any future credit facility may be secured by a priority lien on substantially all of our assets. As such, our ability to refinance our Term Notes or seek additional financing could be impaired as a result of such security interest.

We are subject to a number of covenants and other conditions, which may restrict our business and financing activities.

The Amended and Restated Loan Agreement has customary representations, warranties and affirmative and negative covenants. The Amended and Restated Loan Agreement also contains customary events of default, including but not limited to payment defaults, cross defaults with certain other indebtedness, breaches of covenants, bankruptcy events and a change of control. In the case of an event of default, as administrative agent under the Amended and Restated Loan Agreement, HCP-FVA may (and upon the written request of lenders holding in excess of 50% of the Term Loan (as defined in the Amended and Restated Loan Agreement), which must include HCP-FVA, is required to) accelerate payment of all obligations under the Amended and Restated Loan Agreement, and seek other available remedies.

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The restrictions in the Amended and Restated Loan Agreement may prevent us from taking actions that we believe would be in the best interests of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. In addition, our ability to comply with the financial and other covenants and restrictions in the Amended and Restated Loan Agreement will largely depend on the pricing of our products and services, and our ability to successfully implement our overall business strategy. We cannot assure you that we will be granted waivers or amendments to the Amended and Restated Loan Agreement if for any reason we are unable to comply with these covenants and restrictions. The breach of any of these covenants and restrictions could result in a default under the Amended and Restated Loan Agreement, which could result in an acceleration of our indebtedness.

Our agreements with the holders of our series A preferred stock and/or the Amended and Restated Loan Agreement contain covenants that could limit our ability to obtain financing using our equity. In addition, if we engage in future financings, we may have to use the proceeds to redeem the preferred stock held by such holders. This could cause us to have difficulty in obtaining capital necessary to run our business.

Our agreements with the holders of our series A preferred stock and the Amended and Restated Loan Agreement give such holders and lenders, as applicable, consent rights over certain future financings, Because of these covenants, if we determine that we are in need of additional capital, we will require the prior consent of the holders of our series A preferred stock and the lenders party to the Amended and Restated Loan Agreement to do so. In addition, our agreements with the holders of the series A preferred stock provide that if, at the time of certain future debt or equity financings, the proceeds of which exceed $5 million, the holders of the series A preferred stock still have outstanding series A preferred stock, then we must offer to repurchase their series A preferred stock. The holders of the series A preferred stock have the right to accept the offer or to retain their series A preferred stock. If we do a financing, and the holders of the series A preferred stock elect to have their series A preferred stock repurchased, then the capital raised in excess of $5 million will go to repurchase the holders’ series A preferred stock, instead of being able to be used for our business.

Our agreements with the holders of our series A preferred stock and the Amended and Restated Loan Agreement prevent us from undertaking certain transactions or incurring certain indebtedness without such holders’ consent or unless the series A preferred stock held by such holders is repurchased and/or the Term Loan is repaid. This could hurt our ability to sell underperforming assets or lines of business or to obtain financing.

Our agreements with the holders of our series A preferred stock and the Amended and Restated Term Loan Agreement prevent us from undertaking certain transactions or incurring certain debt without such holders’ consent or unless the series A preferred stock held by such holders’ is repurchased and/or the Term Loan is repaid. These transactions include, but are not limited to:

• a merger with, or the sale of substantially all of our assets or capital stock, to a third party;

• assumption of indebtedness in excess of 80% of our accounts receivable; and

• the sale, license or other disposition of 10% or more of our tangible assets or capital stock.

This could limit our ability to sell off underperforming assets or business lines. It could also prevent us from obtaining financing we may need to run or to grow our business.

The holders of our series A preferred stock are entitled to dividends on the series A preferred stock they hold. Depending on whether these dividends are paid in cash or stock, the payment of these dividends will either decrease cash that is available to us to invest in our business or dilute the holdings of all other stockholders.

Our agreements with the holders of our series A preferred stock provide that such holders will receive quarterly dividends on the series A preferred stock at prime rate plus 5%, subject to a maximum dividend rate of 10%. We also have the ability to accrue and roll over dividends. Due to the lack of sufficient surplus to pay dividends as required by the Delaware General Corporation Law, we were not permitted to pay the fourth quarter 2016 dividend in cash or common stock and have been accruing the quarterly dividends since then. As of March 31, 2021, our liability for dividends to the holders of the series A preferred stock totaled $4.6 million. While the Term Loan is outstanding, we are only permitted to pay in-kind dividends on the series A preferred stock. If in the future we pay cash dividends on the series A preferred stock, it will reduce the cash that we have available to invest in our business. There can be no assurance that we will have enough cash to pay future dividends in cash. If future dividends are paid in kind, it will dilute the holdings of all other stockholders.

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Risks Related to this Offering and our Common Stock

Our stock price may be volatile and your investment could decline in value.

The market price of our common stock has been volatile in the past and may be volatile in the future. For example, during the quarter ended March 31, 2021, the closing market price of our common stock as quoted by the OTCQB Venture Market fluctuated between a low of $3.77 and a high of $7.00 per share and, on of June    , 2021, was $       per share. These fluctuations could cause you to lose all or part of the value of your investment in our common stock. Factors that could cause fluctuations in the market price of our common stock include the following:

• actual or anticipated fluctuations in our operating results, including changes in the timing of when we recognize revenue;

• failure to meet financial estimates;

• changes in market valuations of other technology companies, particularly those in the network storage software market;

• the announcement of any strategic alternatives;

• announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, strategic alternatives, joint ventures or capital commitments;

• loss of one or more key customers;

• the conversion or exercise into common stock of stock options, the vesting of restricted stock and the anticipated grant of equity to employees;

• the issuance of additional shares of the series A preferred stock pursuant to dividend rights; and

• departures of key personnel.

In addition, the stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to operating performance of individual companies. These broad market factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A class action suit against us could result in significant liabilities and, regardless of the outcome, could result in substantial costs and the diversion of our management’s attention and resources.

There may be a limited public market for our securities; we presently fail to qualify for listing on any national securities exchange.

Trading in our common stock is conducted in the over-the-counter market. We currently do not meet all of the requirements for an initial listing on either the NASDAQ Capital Market or the NYSE American. Specifically, the bid price of our common stock is less than the minimum bid price required to obtain a listing. As a result, the liquidity in our stock is substantially lower than it would otherwise be and an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of our common stock. Additionally, our common stock may be less attractive for margin loans for investment by larger financial institutions or as consideration in possible future acquisition transactions. This reduces the general demand for our common stock despite any future positive trends to our business outlook, results of operations or financial condition.

Investors purchasing common stock in this offering will experience immediate dilution.

The public offering price of shares of our common stock is higher than the pro forma as adjusted net tangible book value per outstanding share of our common stock. You will incur immediate dilution of $              per share in the pro forma as adjusted net tangible book value of shares of our common stock, based on an assumed public offering price of $              per share, which was the last reported sale price of our common stock on June    , 2021 as quoted by the OTCQB Venture Market.

To the extent our outstanding stock options are exercised, our outstanding restricted shares become vested and/or our outstanding series A preferred stock are converted into common stock, there will be further dilution of the common stock sold in this offering. As of June    , 2021, these stock options, restricted shares and series A preferred stock represent 1,586,452 additional shares of common stock that may be issued in the future.

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Future sales, or the perception of future sales, of a substantial number of our shares of common stock could depress the trading price of our common stock.

If we or our stockholders sell a substantial number of our shares of common stock in the public market following this offering or if the market perceives that these sales could occur, the market price of shares of our common stock could decline. These sales may make it more difficult for us to sell equity or equity-linked securities in the future at a time and price that we deem appropriate, or to use equity as consideration for future acquisitions.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, or if our actual results differ significantly from our guidance, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In addition, from time to time, we may release earnings guidance or other forward-looking statements in our earnings releases, earnings conference calls or otherwise regarding our future performance that represent our management’s estimates as of the date of release. Some or all of the assumptions of any future guidance that we furnish may not materialize or may vary significantly from actual future results. Any failure to meet guidance or analysts’ expectations could have a material adverse effect on the trading price or volume of our stock.

The likelihood of a change of control in our company could be impacted by the fact that we have a significant amount of authorized but unissued preferred stock, protective provisions in our charter, outstanding series A preferred stock, a staggered board of directors and change of control agreements, as well as certain provisions under Delaware law.

Our board of directors has the authority, without further action by our common stockholders, to issue up to an additional 1,100,000 shares of preferred stock on such terms and with such rights, preferences and designations, including, without limitation restricting dividends on our common stock, dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our common stock, as the board may determine without any vote of our common stockholders. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof may have the effect of delaying, deterring or preventing a change in control. Moreover, our outstanding series A preferred stock provides the holders with certain rights in the event of a merger with a third party and if we are unable to redeem the series A preferred stock prior to July 30, 2023 or if the holders of the series A preferred stock elect to exercise their rights to require us to redeem the series A preferred stock due to our failure to comply with the financial covenants covering the series A preferred stock.

As discussed above, our certificate of incorporation includes certain provisions that restrict transfers of our common stock in order to protect our NOLs if the effect of such transfers would be to increase the direct or indirect ownership of stockholders from less than 4.99% to 4.99% or more of our common stock, or increase the ownership percentage of stockholders owning 4.99% or more of our common stock. Certain “anti-takeover” provisions of the Delaware General Corporation Law, among other things, may also restrict the ability of our stockholders to authorize a merger, business combination or change of control. Further, we have a staggered board of directors and have entered into change of control agreements through employment agreements with certain executives. In addition, proceeds received upon a change of control will generally be used first to repay outstanding principal and interest on the Term Loan and then to the holders of the series A preferred stock, prior to the holders of the common stock, in an amount equal to the amount of unpaid principal and interest on the Term Loan and 100% of the stated value plus accrued and unpaid dividends with respect to the series A preferred stock. As a result of the foregoing, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal, and the market price of our common stock and the voting and other rights of our stockholders may also be affected.

The conversion and exercise of our outstanding securities and the anticipated grant of restricted stock to our employees will dilute the then-existing stockholders’ percentage ownership of our common stock.

We have outstanding stock options to purchase 9,780 shares of our common stock, an aggregate of 1,442,828 outstanding unvested restricted shares and outstanding series A preferred stock convertible into 87,815 shares of our common stock. Over the next several years a significant number of shares of common stock are potentially issuable as dividends with respect to the series A preferred stock, including 87,815 shares of common stock reserved for issuance related to accrued dividends as of March 31, 2021.

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The exercise of all of the outstanding stock options, vesting of all outstanding restricted shares and/or conversion of our outstanding series A preferred stock into common stock, the payment of dividends on our series A preferred stock through the issuance of common stock and/or the grant and exercise of additional stock options and/or the grant and vesting of restricted stock to our employees would dilute the then-existing stockholders’ percentage ownership of common stock, and any sales in the public market of the common stock issuable upon such exercise could adversely affect prevailing market prices for the common stock. Moreover, the terms upon which we would be able to obtain additional equity capital could be adversely affected because the holders of such securities can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable than those provided by such securities.

The potential concentration of equity ownership by Hale Capital and ESW Capital may limit your ability to influence corporate matters.

Hale Capital currently owns approximately 60.5% of our outstanding common stock, or % of our outstanding common stock immediately after the consummation of this offering, and ESW Capital LLC (“ESW Capital”) currently owns approximately 21.6% of our outstanding common stock, or % of our outstanding common stock immediately after the consummation of this offering. In addition, the beneficial ownership of Hale Capital and ESW Capital is higher when calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) due to their ownership of derivative securities. In addition, Hale Capital and ESW Capital have additional rights through their ownership of our series A preferred stock and their holdings of our outstanding indebtedness.

This ownership could enable Hale Capital and ESW Capital to exert significant influence over all corporate activities, including the election or removal of directors and the outcome of tender offers, mergers, proxy contests or other purchases of common stock that could give our stockholders the opportunity to realize a premium over the then-prevailing market price for their shares of common stock. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. In addition, such concentrated control could discourage others from initiating changes of control. In such cases, the perception of our prospects in the market may be adversely affected and the market price of our common stock may decline.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Although we intend to use the net proceeds in the offering to finance our growth strategy, and for working capital and general corporate purposes, we will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management could use the net proceeds for corporate purposes that may not necessarily increase our market value or improve our results of operations.

We have not paid dividends in the past and do not expect to pay dividends in the future. The terms of our series A preferred stock and the Amended and Restated Loan Agreement also restrict our ability to pay dividends on our common stock, and any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. In addition, the terms of our series A preferred stock and the Amended and Restated Loan Agreement restrict our ability to pay dividends on our common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered or are exempt from registration, and, if required, meet any requisite suitability standards.

Because our common stock is quoted by the OTCQB Venture Market and not listed on a national securities exchange, this offering must be registered, or be exempt from registration, in any state in which the securities are to be offered or sold. We will apply to register securities, or will seek to obtain an exemption from registration, only in certain states. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. If you are not an institutional investor, you may purchase securities in this offering only if you reside in the jurisdictions where there is an effective registration or exemption, and, if required, meet any requisite suitability standards.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The statements, which are not historical facts contained in this report, particularly those that utilize terminology such as “may,” “will,” “would,” “could,” “should,” “expects,” “anticipates,” "anticipates," “estimates,” “believes,” “intends,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning, are forward-looking statements. Such statements are based on currently available operating, financial and competitive information, and are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Future events and our actual results and financial condition may differ materially from those reflected in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause these differences include, but are not limited to, the following:

•         our limited liquidity and working capital deficiency;

•         the success of our cost reduction initiatives;

•         the continuing impact of COVID-19 on our operations and financial condition;

•         our ability to raise additional funding;

•         customer and distributor cancellations;

•         our ability to maintain and grow our business;

•         the successful integration of acquired companies, products and technologies into our portfolio of software and services and into our current operations;

•         our ability to pay for our acquisition liabilities in cash or to issue common stock as payment;

•         variability of operating results;

•         the timing and outcome of pending or potential claims and litigation, including without limitation, the pending shareholder derivative lawsuits;

•         our ability to maintain effective disclosure controls and procedures and internal control over financial reporting;

•         our ability to maintain and enhance our brand;

•         our development and introduction of new products and services;

•         marketing and other business development initiatives;

•         competition in the industry;

•         general government regulation;

•         economic conditions;

•         dependence on key personnel;

•         the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the service requirements of our customers;

•         our ability to protect our intellectual property;

•         the potential liability with respect to actions taken by our existing and past employees;

•         risks associated with international sales; and

•         other risks and uncertainties described under the heading “Risk Factors” in this prospectus and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements contained or incorporated by reference in this prospectus are based on our current expectations, intentions and beliefs using information currently available to us only as of the date of such statement, and we assume no obligation to update any forward-looking statements, except as required by U.S. federal securities laws. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $                             (or approximately $                             if the underwriter’s option to purchase additional shares from us is exercised in full), based upon an assumed public offering price of $              per share, which was the last reported sale price of our common stock as quoted by the OTCQB Venture Market on June    , 2021, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to expand marketing and distribution of our software products and supporting technology in the United States and abroad, to enhance our ongoing product development programs and for working capital and general corporate purposes. As part of our growth and expansion strategy, we may also use a portion of the net proceeds of this offering for acquisitions of complementary businesses, products and technologies. We currently have no commitments with respect to any potential acquisitions.

The intended use of net proceeds from this offering represents our expectations based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses described in this prospectus. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing, investment-grade securities.

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DIVIDEND POLICY

We have not previously declared or paid any cash dividends on our common stock since inception. We anticipate that we will retain earnings to support operations and finance the growth of our business, as described in this prospectus. In addition, the terms of our series A preferred stock and our Amended and Restated Loan Agreement restrict our ability to pay dividends on our common stock. Accordingly, it is not anticipated that any cash dividends will be paid on our common stock in the foreseeable future.

Holders of our series A preferred stock are entitled to receive quarterly dividends at the Prime Rate (Wall Street Journal Eastern Edition), plus 5% (up to a maximum amount of 10%), payable in cash, provided, that if we will not have at least $1.0 million in positive cash flow for any calendar quarter after giving effect to the payment of such dividends, we, at our election, can pay such dividends in whole or in part in cash, provided that cash flow from operations is not negative, and the remainder can be accrued or paid in common stock to the extent certain equity conditions are satisfied. Due to the lack of sufficient surplus to pay dividends as required by the Delaware General Corporation Law, we were not permitted to pay the fourth quarter 2016 dividend in cash or common stock and have been accruing the quarterly dividends since then. As of March 31, 2021, our liability for dividends to the holders of the series A preferred stock totaled $4.6 million. While the Term Loan is outstanding, we are only permitted to pay in-kind dividends on the series A preferred stock.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2021 (a) on an actual basis, and (b) on an as adjusted basis to give effect to the sale by us of shares of our common stock in this offering at the public offering price of $                per share, which was the last reported sale price of our common stock on June    , 2021 as quoted by the OTCQB Venture Market, after deducting the underwriting discount and estimated offering expenses payable by us.

This table should be read with “Use of Proceeds” in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which is incorporated by reference into this prospectus.

	As of March 31, 2021
	Actual (unaudited)	As Adjusted (unaudited)
Cash and cash equivalents	$2,020,989	$
Total Debt:
Short-term loan, net of debt issuance costs and discounts	3,396,568
Series A redeemable convertible preferred stock, $0.001 par value, 2,000,000 shares authorized; 900,000 shares issued and outstanding, redemption value of $13,623,747	13,415,006
Stockholders’ equity:
Common stock - $0.001 par value, 30,000,000 shares authorized, 5,949,463 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	$5,949	$
Additional paid-in capital	109,637,357	$
Accumulated deficit	(122,308,096)	$
Accumulated other comprehensive loss, net	(1,901,563)	$
Total stockholders’ equity (deficit)	$(14,566,353)	$
Total capitalization	$2,245,221	$	$

The outstanding historical share information and additional paid-in capital in the table above is based on 5,949,463 shares of common stock outstanding as of March 31, 2020 and excludes, as of that date, the following:

•	87,815 shares of our common stock issuable upon the exercise of outstanding shares of series A redeemable convertible preferred stock;
•	9,780 shares of our common stock issuable upon the exercise of outstanding stock options having an average exercise price of $113.66 per share;
•	1,442,828 shares of our common stock issuable upon the vesting of outstanding restricted stock; and
•	up to an additional 45,115 shares of common stock currently reserved for issuance related to accrued dividends on the series A preferred stock.

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DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2021, our net tangible book value (deficit) was approximately $(5,403,377), or $(0.91) per share.

After giving effect to the sale of shares of our common stock in this offering at the public offering price of $ per share, which was the last reported sale price of our common stock on June       , 2021 as quoted by the OTCQB Venture Market, after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $ . This represents an immediate increase in net tangible book value of $      per share to existing stockholders and an immediate dilution of $              per share to new investors purchasing shares of our common stock in this offering at the public offering price. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value (deficit) per share as of March 31, 2021	$(0.91)
Increase in net tangible book value per share after giving effect to this offering	$—
As adjusted tangible book value per share after giving effect to this offering		$
Dilution per share to new investors in this offering		$

If the underwriter’s option to purchase additional shares of our common stock from us is exercised in full, the as adjusted net tangible book value per share of our common stock, as adjusted to give effect to this offering, would be $   per share, and the dilution in net tangible book value per share to new investors purchasing shares of our common stock in this offering would be $ per share.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding stock options having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 5,949,463 shares of common stock outstanding as of March 31, 2021 and excludes, as of that date, the following:

•	87,815 shares of our common stock issuable upon the exercise of outstanding shares of series A redeemable convertible preferred stock;
•	9,780 shares of our common stock issuable upon the exercise of outstanding stock options having an average exercise price of $113.66 per share;
•	1,442,828 shares of our common stock issuable upon the vesting of outstanding restricted stock; and
•	up to an additional 45,115 shares of common stock currently reserved for issuance related to accrued dividends on the series A preferred stock.

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BUSINESS

Overview

We are a data protection technology company enabling enterprises to modernize their data backup and archival operations across multiple sites and public clouds. Our products deliver increased data security and provide recovery solutions for cyber attacks. We have over an exabyte of data under management, 36 issued patents and five patent applications and offer products that are used by more than 600 enterprise customers. Our products are offered through and supported by a network of leading service providers, systems integrators, resellers, MSPs and OEMs.

Our products address a demand for enterprise data protection driven by the manner in which consumers and businesses are increasingly interacting in a digital space through multiple devices, networks and platforms. The onset of the coronavirus pandemic accelerated this shift, as ongoing remote work and work from home arrangements introduced novel challenges to maintaining enterprise data security. The adoption of increased employee mobility and flexible remote work arrangements, such as a broader incorporation of cloud technology and the option for employees to use their own devices, has introduced additional vulnerabilities that businesses must monitor and protect through solutions like ours in order to maintain enterprise data integrity.

Our products are utilized by enterprises and MSPs to address two key areas of enterprise data protection: (i) long-term data retention and recovery, and (ii) data replication to preserve business continuity. Our integration with modern cloud-based data storage environments, such as AWS and Microsoft Azure, enables our enterprise customers to significantly reduce costs and improve the portability, security and accessibility of their enterprise data. We believe this accessibility is key in our modern world, where data must be protected and intelligently leveraged to facilitate learning, improve product design and drive competitive advantage. Our products can be used regardless of the underlying hardware, cloud and source-data, which enables our enterprise customers to leverage their existing hardware and software investments.

We believe our long-term data retention products are critical to the data protection plans of any enterprise. The foundation of any enterprise data protection plan is the long-term data archive, as this segment represents up to 80% of an enterprise’s data according to the Horizon Study. Whether in the form of application databases, documents, emails or digital media files, enterprises must preserve this information for significant periods of time to fulfill operational, legal and regulatory requirements. Expanding government and industry regulations also continue to increase mandated retention periods. In addition to fundamental data retention, modern enterprises desire to leverage their long-term archives for strategic analysis and to unlock new revenue streams. As a result, enterprises are challenged with secure and cost-effective data management, while also adopting flexible and scalable cloud-based storage environments. Our long-term data retention products enable our enterprise customers to reduce their data storage footprint while seamlessly transitioning data to a wide array of hybrid-cloud and public-cloud storage systems, including AWS and Microsoft Azure. Our products have also been found to increase data backup speeds by up to 600% based on the 2019 Evaluator Group Performance Analysis.

In addition to long-term data retention, enterprises must maintain operational data redundancy to ensure business continuity in near real time. According to the Horizon Study, the remaining 20% of an enterprise’s data is active and backed up, and such data is retained for less than 90 days. Our data replication products and associated technologies allow an enterprise to capture snapshots of selected data or entire systems at user-defined intervals, and include the ability to replicate data as it is written or modified in real time. These solutions allow our enterprise customers to recover data back to a specific point in time to completely recover from operational data loss or corruption, including ransomware. As is the case with our long-term data retention products, our data replication products are designed to leverage existing enterprise hardware and software investments, while enabling the use of new cloud-based data storage technologies.

Our Software Products and Supporting Technology

Our software products create investment protection, flexibility and leverage of modern cloud-based technologies through software-defined functionality that provides backup and long-term retention, and business continuity driven data replication. As a result, our enterprise clients are able to utilize the underlying storage hardware, media or environment (on-premise or cloud) that best aligns with their strategic needs, which can eliminate costly hardware-vendor, cloud and form-factor lock-ins.

Long-Term Data Retention and Recovery Products

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●       FalconStor Virtual Tape Library – We were an early innovator in VTL technology, which allows enterprise customers to emulate and replace cumbersome physical tape libraries with archive related data preservation, without replacing their existing backup and archive software and associated processes. We believe our VTL product continues to be a leading virtual tape library solution in terms of performance and scalability. With VTL, our enterprise customers are able to complete their data archive operations more reliably, with minimal changes to their legacy archive environment. They are also able to leverage sophisticated physical tape emulation, advanced data security, data-deduplication, and public- or private-cloud based virtual tape archive storage. We have subjected our VTL solution to independent performance testing, which at the time demonstrated that our product was 25% faster than a competitor and could be executed on hardware that was one-third the cost of that required by our closest competitor. We enable our customers to reduce the amount of data that needs to be archived by processing their archive data through our integrated data deduplication engine. By eliminating redundant archive data, the archive storage capacity required can be significantly reduced. Our technology allows our enterprise customers to significantly reduce the cost of storing the ever-growing volume of data that is subject to long-term archive data protection mandates.

●       FalconStor StorSafeTM – Traditionally, enterprises have had limited choice and have been forced to store their archive data on physical tape or within storage arrays installed in an internal data center. Our newest and most innovative long-term archive data management software product, StorSafe, breaks these traditional storage limitations and enables enterprises to securely and cost effectively leverage a wide array of storage options, including ultra-efficient and scalable cloud-based storage environments, such as AWS and Microsoft Azure. Launched in 2020, StorSafe provides sophisticated physical tape emulation and seamless integration with an enterprise’s legacy backup and archive software and processes. By leveraging patent pending industry-standard container technology to enable persistent long-term archive storage, our StorSafe solution dramatically improves archive data portability, accessibility, security and integrity validation, especially as it relates to multi-cloud data storage leverage. As a result, a full spectrum of archive data storage options is made available to our enterprise customers to utilize essentially any storage environment, while confidently ensuring data security and efficient archive access. We have designed StorSafe to significantly reduce long-term archive data storage and legal or regulatory mandated compliance costs.

Business Continuity Driven Data Replication Products

● FalconStor Continuous Data Protector – In addition to retaining long-term archive data, enterprises routinely maintain short-term copies, or backups, of data generated by various user applications to protect against data loss or natural disaster. Moving beyond once-a-day backup models, CDP combines local and remote protection into a cost-effective, unified, disk-based solution that allows enterprises to recover data back to the most recent transaction. Combining application-aware snapshot agents and continuous journaling functions, CDP enables customers to recover data effectively at any point in time. CDP delivers instant data availability and reliable recovery, with the capacity to bring business applications back online in a matter of minutes after a failure. CDP protects application-specific data for Microsoft, Oracle, SAP and other business applications, ensuring high performance and stability for complex business environments.

●       FalconStor Network Storage Server – The expanding capacity of data managed by enterprises creates a continual challenge in ensuring adequate amounts of available storage. NSS is a scalable solution that enables data storage virtualization and business continuity in heterogeneous environments. Supporting existing third-party disk arrays, NSS eliminates storage boundaries and vendor lock-in, providing fast and secure data storage provisioning and migration. Our core storage virtualization technology provides a non-disruptive approach to data mobility across different storage area network protocols and vendors. With NSS, it becomes a simple operation to move data from older platforms to newer ones or to introduce new storage capacity and tiers. This allows enterprises to respond to evolving performance and capacity requirements, as well as changing data protection mandates. Our products are sold as stand-alone software, but can also be bundled with standard hardware configurations to simplify implementation for our customers.

Supporting Technology

●       FalconStor StorSightTM – StorSight gives our enterprise customers and MSPs the ability to administer long-term archive and business continuity driven data replication from one centralized management point and to easily test our other products they may not be currently licensing. To simplify our development efforts and to enable broader use of our products by our enterprise customers, we have unified all user management into our modern HTML-based console and rebranded that unified tool as StorSight. As a result, StorSight is now our unified data protection console used to administer our VTL, StorSafe, CDP, and NSS products. Our StorSight user console provides deep analytics relative to each of our products as they are utilized in production. StorSight also includes a full array of functionality key to our MSP customers, such as multi-tenancy and charge-back. StorSight usage licensing is included when customers and MSPs license any of our products.

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●       FalconStor RecoverTracTM Disaster Recovery Technology – Our patented RecoverTrac technology streamlines the implementation, testing and execution of disaster recovery operations. It minimizes service failover time between sites and reduces disaster recovery costs by offering full recovery from physical-to-physical, virtual-to-virtual and physical-to-virtual server infrastructures. This technology is a disaster recovery automation service, and is included as a standard feature of our NSS and CDP products to automate complex, time-consuming and error-prone failover and failback operations of systems, applications, services and entire data centers. This technology can also work across those environments, enabling organizations to seamlessly migrate locally, remotely or to and from cloud environments.

●       FalconStor MicroScanTM Technology – Our patented MicroScan technology minimizes the amount of data transferred during replication by eliminating inefficiencies at the application and file system layer. Data changes are replicated at the smallest possible level of granularity, reducing LAN/WAN bandwidth and associated storage costs for disaster recovery (“DR”), and any time data is replicated from one source to another. MicroScan is an integral part of our replication option for CDP and NSS.

Our Growth and Expansion Strategy

Our software products and supporting technology are licensed by enterprise IT organizations and MSPs worldwide. The key elements of our growth and expansion strategy include the following:

●       Accelerate our marketing and distribution in our best suited markets – We plan to continue to focus our marketing and distribution efforts on enterprise customers, MSPs, CSPs, resellers, systems integrators and OEM partners. We believe these markets and distribution channels offer a significant opportunity and are best suited to realize the value of our products, and provide an efficient and effective access to broad, worldwide markets.

●       Expand our existing software product offerings – We intend to enhance our products to address ever-changing market dynamics to allow us to be leader in the data protection marketplace. For example, through StorSafe, we have successfully adapted transient container technology to deliver a persistent, long-term data protection container that is agnostic, heterogeneous and highly portable, as well as backward compatible and compatible with future technology advancements. We believe these advancements are essential to meet the chain of custody mandates that are inherent in long-term data retention plans subject to compliance, regulatory, legal discovery and privacy laws that continue to evolve and mature.

●       Expand software and hardware strategic alliances with industry leaders – The Flash/SSD, High-Density Single Disk and Cloud Data Archival markets are key opportunities for us on two fronts: targeting customers wanting to integrate this new technology into existing IT environments, and OEMs needing to enhance their software stack in order to offer data movement and protection services on their platform. CSPs such as AWS, Microsoft Azure, Wasabi and Alibaba Cloud also represent a growth opportunity. Our mutual customers and partners need help moving data from the customer site to their own facilities, as well as a way to deliver common data services across disparate and often incompatible hardware typically found across the provider and end customer environments. We believe that we are positioned to continue to take advantage of these key opportunities in the global marketplace.

●       Provide a bridge to cloud-based data storage, while protecting customers’ investments – We intend to continue leveraging the protocol-independent, unified architecture, analytics and open data services technology of our products to maintain a competitive position in the enterprise storage software market. With the addition of StorSafe, and its associated storage container technology, we have joined and are dedicated to the Open Source community, which has accelerated development and integration efforts across our entire product suite. We intend to continue delivering technical innovation that creates investment protection, flexibility and leverage of modern cloud-based technologies for our enterprise customers.

●       Enable MSPs – As the managed service provider segment continues to grow, MSPs increasingly have a need to support heterogeneous storage environments across their own data centers and their customers’ environments. MSPs often have different hardware and software capabilities, making it significantly challenging to offer consistent data services across these environments. We believe that we offer strategic benefits for MSPs by (i) enabling the seamless and non-disruptive movement of data from the customer premises to the service provider’s hosted environment, (ii) offering common data services across a customer’s environments regardless of underlying hardware or technology, (iii) allowing for the introduction and ability to monetize additional data services they may not have previously been able to offer, (iv) providing a low-cost growth opportunity due to the flexibility of StorSight licensing, while eliminating the need to have multiple feature licenses array by array, and (v) enabling reduced storage management complexity and costs within their infrastructure by eliminating silos, reducing licensing costs and optimizing hardware.

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Industry Background and Trends

Enterprises of all sizes are increasingly challenged to securely archive, replicate and make available their data assets. This challenge is increased as business pressures to reduce cost and increase efficiency push enterprises to adopt cloud-based technologies, which are critical to handling the growth in data and strategic uses of enterprise data, despite an increasing amount of records and data that has been compromised over the past several years. For example, according to the 2020 Year End Report published by RiskBased Security, approximately 37 billion records of sensitive data were lost from various breaches, as compared to the approximately 15 billion and 5 billion that were lost in 2019 and 2018, respectively.

We believe long-term data archive is the fastest-growing segment of an enterprise’s data assets. This growth is accelerating as enterprises are increasingly subject to complex regulatory compliance, such as that driven by the Food and Drug Administration, the Health Insurance Portability and Accountability Act, European Union’s General Data Protection Regulation and the Sarbanes-Oxley Act. As the volume of long-term archive continues to expand, the need for enterprises to securely and cost-effectively store the associated data will only increase.

The introduction of new long-term archive storage options has also given rise to a growth in MSPs remotely managing data protection, primarily to smaller enterprises with a less complex array of data assets. The MSPs are able to leverage modern broadband connectivity and offer more scalable long-term storage options, which will serve to reduce data protection costs for their customers. We believe this trend to outsourced long-term archive data protection will continue.

New regulations and laws governing the processing, storage, retention, protection and reinstatement of high-value information assets are driving significant growth in the data protection markets. We believe that data archives will play an increasing role in training and validating artificial intelligence and machine learning algorithms and optimizing strategic analytic model outcomes. Given our long history and deep skillset of the unique challenges associated with long-term storage, we believe that we are in position to capitalize on data assets that are subject to new protection requirements with our existing product portfolio. Our innovative StorSafe product is designed and architected to leverage the scale-up and scale-out capabilities found in today's public and private clouds to support the expanding long-term data protection market demand that is estimated to grow into the Zettabyte (10^21) range by 2030, according to market intelligence provider International Data Corporation. We believe our innovative integration of long-term archive storage into modern cloud-based technologies will enable our customers to dramatically improve the portability, security, and accessibility of their enterprise data.

Competition

Long-Term Data Retention and Recovery

We believe our VTL and StorSafe products are positioned well in the marketplace. Given the fact that these products are designed to integrate with an enterprise’s legacy backup and archive software and processes, the level of competition we believe we typically face is limited to DellEMC’s Data Domain virtual tape library product.

We also compete with legacy backup and archive vendors such as Veritas, and Commvault; however, in practice, we believe our products are more complimentary to their solutions than competitive, as our solutions do not require their solutions to be retired or replaced. In fact, our enterprise customers view the ability to maintain their legacy software solutions and processes as a key differentiator for selecting FalconStor products, as it is common for them to use backup and archive products from multiple vendors. By inserting our VTL or StorSafe product, customers are able to aggregate all of their archive data easily and control global data deduplication and archive storage from one central point.

We believe our enterprise customers also view the fact that our VTL and StorSafe products operate effectively with Windows, Linux, and IBM i operating system environments as a key differentiator. As a result, we execute specific go-to-market efforts to identify enterprise customers that have multiple OS environments in production.

Beyond the differentiation our VTL and StorSafe products provide related to existing infrastructure integration, we also believe the innovations we are delivering to improve backup and long-term retention and will serve as important competitive differentiators for FalconStor over the next several years. This belief is founded on the fact that our new innovations are designed to significantly improve archive data portability, security, and integrity validation. In addition, our new innovations are designed to allow our enterprise customers to seamlessly leverage multiple private- or public-clouds at one time to significantly reduce archive data storage costs.

Business Continuity Driven Data Replication

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Competition within the business continuity driven data replication space is significant and includes products from Veeam, Rubrik, Cohesity, Commvault, Veritas, DellEMC, DataCore, and others. As a result, it is imperative that we carefully select the areas in which we will compete to ensure they are aligned with our key product differentiations. Accordingly, our two areas of focus within this space are on-premise storage virtualization and granular application-aware data replication snapshots that enable our enterprise customers to recover data back to a specific point in time for near real-time recovery time objectives.

Intellectual Property

FalconStor’s success is dependent in part upon its proprietary technology. We currently have 36 patents and five pending patent applications. The Company has multiple registered trademarks - including “FalconStor Software”, “StorSight”, “StorSafe”, and “Intelligent Abstraction” - as well as pending trademark applications related to FalconStor and its products.

FalconStor seeks to protect its proprietary rights and other intellectual property through a combination of copyright, patents, trademark, and trade secret protection, as well as through contractual protections such as proprietary information agreements and nondisclosure agreements. The technological and creative skills of its personnel, new product developments, frequent product enhancements, and reliable product maintenance are essential to establishing and maintaining a technology leadership.

Major Customers

For each of the three months ended March 31, 2021 and 2020, we had two customers that accounted for 10% or more of total revenue, respectively. As of March 31, 2021, we had two customers that accounted for 10% or more of the gross accounts receivable balance. As of December 31, 2020, we had one customer that accounted for 10% or more of the gross accounts receivable balance.

Employees

As of March 31, 2021, we had 45 full-time and part-time employees, consisting of 15 in research & development, 12 in sales & marketing, 13 in service, and 5 in general and administrative. We are not subject to any collective bargaining agreements and we believe that our employee relations are good.

Internet Address and Availability of Filings

Our internet address is www.falconstor.com. The Company makes available free of charge, on or through its Internet website, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or (15)(d) of the Exchange Act, as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the Securities and Exchange Commission. The Company complied with this policy for every Exchange Act report filed during the year ended December 31, 2020.

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BOARD OF DIRECTORS AND MANAGEMENT

The names and ages of our directors and executive officer, and their positions with our company, are as follows:

Name	Position	Age
Todd Brooks	President, Chief Executive Officer and Director	56
Martin M. Hale, Jr.	Director	49
Michael P. Kelly	Director	73
William D. Miller	Director	60
Barry A. Rudolph	Director	67
Brad Wolfe	Executive Vice President, Chief Financial Officer and Treasurer	61

Additional information with respect to each of our directors and our executive officer, and their principal occupations, is set forth below:

Todd Brooks is the Company’s President and Chief Executive Officer. Prior to joining the Company in 2017, Mr. Brooks was the Chief Operating Officer at Aurea Software, and Chief Executive Officer of Update Software, a publicly traded company in Europe.  Previously, Mr. Brooks was the Chief Operating Officer at Trilogy where he was responsible for the strategic and operational leadership of the firm’s Automotive, Financial Services and Telecom, and Technology & Media business units.  Earlier in his career, Mr. Brooks co-founded and managed two technology consulting firms, including eFuel, an early innovator and leader in logistics optimization software for the automotive industry. In addition, Mr. Brooks held leadership roles at FedEx. Mr. Brooks earned a Bachelor’s of Science degree in Aerospace and Ocean Engineering from Virginia Tech, and currently serves on the Advisory Board at Virginia Tech’s Apex Center for Innovation and Entrepreneurship. Mr. Brooks has been a director of the Company since 2019.

Martin M. Hale, Jr. has served as the founder and Chief Executive Officer of Hale Capital Partners, LP, an investment firm that applies a private equity skill set and focus to investing in small and micro-cap public companies, since 2007. Mr. Hale has 24 years of experience in venture capital and private equity as a board member and an investor helping public and private companies grow. Mr. Hale currently serves as a director of Culmen International, Dynasil Corporation, Galois, QL2 Software and Patch Media. Mr. Hale has also served as a director of publicly-traded technology companies including Lantronix Inc., Adept Technology, Inc. (acquired by Omron Global), Analex Corporation (acquired by QinetiQ North America), Paradigm Holdings (acquired by CACI International, Inc.), Telanetix, Inc. (acquired by Intermedia) and Top Image Systems (acquired by Kofax). Before joining Hale Capital Partners, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures, an associate at Geocapital Partners, and an analyst with Broadview International. Mr. Hale received a B.A. from Yale University. Mr. Hale has been a director of the Company since September 2013.

Michael P. Kelly has served as a director at Adept Technology, Inc. from April 1997 to October 22, 2015 and also served as Chairman of the Board of Adept from November 2008 to October 22, 2015. Mr. Kelly has also served as Chief Executive Officer of merchant bank, Kinsale Associates, Inc., since October 2005. From July 2005 to October 2005, he was the Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. From 1994 to 2005, Mr. Kelly held the positions of Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international merger and acquisitions advisory firm and a division of Jefferies Inc. Additionally, he has served as a director of Epicor Software Corporation (EPIC), a provider of enterprise business software solutions, since September 2005. Mr. Kelly received a B.A. in Accounting from Western Illinois University, a M.B.A. from St. Louis University, and is also a Certified Public Accountant. Mr. Kelly has been a director of the Company since October 2014 and our Chairman of the Board since March 2018.

William D. Miller has served as Chairman and Chief Executive Officer of Axellio Inc., an edge computing systems company, since November 2018 and has been General Partner of FirstMile Ventures (previously Miller Investment Management), a venture capital fund manager making investments in early stage companies, since 2010. He previously served as Chief Executive Officer of X-IO Technologies, Inc., an enterprise storage company, from February 2015 to October 2018. Mr. Miller is a director of the following private entities: Axellio Inc., Violin Sytems LLC, Chromatic Technologies, Inc., New Planet Technologies, Inc., Wanamaker Corp., BurstIQ Inc., and Altia Inc. Mr. Miller was a cofounder and Chief Technology Officer of StorageNetworks. Mr. Miller holds a B.S. in Chemistry from the University of Illinois. Mr. Miller has been a director of the Company since December 2016.

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Barry A. Rudolph has served as Chief Executive Officer of VelociData, Inc., a firm that specializes in high performance data transformation and process offload in large corporations, since July 2014, and as a director since December 2012. Mr. Rudolph has also served as a director of Spectra Logic Corporation, a computer data storage company, since December 2015. Previously, Mr. Rudolph served as a director of Dot Hill Systems Corp., a provider of high performance storage arrays, from February 2012 until its sale to Seagate Technology in October 2015. Mr. Rudolph began his career in January 1978 and held numerous senior level positions with IBM until his retirement in November 2010 in a variety of functional areas, including operations, engineering, product development, test and assurance, program management, field support and direct manufacturing. Most recently he was Vice President, System Networking, for IBM with responsibility for delivering overall networking product strategy, portfolio management and profit and loss management over each of the products in the group. Prior to this position, Mr. Rudolph was Vice President, Storage Strategy, responsible for the development and integration of the storage strategy for IBM including market segmentation and opportunity identification. Prior to that, Mr. Rudolph was Vice President, Stack Integration, responsible for the definition and execution of horizontal solutions and solution selling. Prior positions Mr. Rudolph held at IBM include Vice President and Business Executive, Disk Storage and Software Systems, where he was responsible for all aspects of disk storage and related software business within IBM. He also held an identical role with responsibility for IBM’s tape storage business. Mr. Rudolph holds a B.S. in Engineering and a Master of Science in Electrical Engineering from San Diego State University and an MBA from Santa Clara University. Mr. Rudolph has been a director of the Company since December 2016.

Brad Wolfe is the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company in April 2018, Mr. Wolfe served as Chief Financial Officer for Asure Software (NASDAQ: ASUR) from October 2014 to July 2017. Prior to joining Asure Software, Mr. Wolfe spent most of the preceding 14 years with DCI Group and their related entities and investments, a private equity and investment organization, where he served in consulting, office and executive finance and operational roles for the firm’s subsidiary and portfolio companies to promote their growth and profitability. Before that, he was Chief Financial Officer and Executive Vice President at AON Corporation, a Fortune 200 company. He holds an MBA degree from Northwestern University’s Kellogg School of Business, a J.D. degree from the Kent Law School executive program, and a B.B.A. degree in accounting and information systems from Southern Methodist University.

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DESCRIPTION OF CAPITAL STOCK

General

We have 32,000,000 authorized shares of capital stock, par value $0.001 per share, of which 30,000,000 shares are common stock and 2,000,000 shares are preferred stock.

We have the following issued and outstanding capital stock as of the date of this prospectus:

•	5,949,463 shares of common stock;
•	series A preferred stock convertible into 87,815 shares of common stock;
•	stock options to purchase an aggregate of 9,780 shares of common stock;
•	1,442,828 unvested shares of restricted stock.

On June 16, 2021, the last reported sale price of our common stock as quoted by the OTCQB Venture Market was $4.28 per share. As of June 16, 2021, there were 46 holders of record of our common stock.

Common Stock

Voting Rights and Requirements. Each share of our common stock entitles its record holder to one vote on all matters to be voted on by our common stockholders. Except as otherwise provided by law, actions by the common stockholders of our company may be approved by a majority vote of the stockholders present at a duly called meeting of the stockholders at which a quorum is present (with the series A preferred stock generally voting on an as-converted basis with the common stock); however, an amendment to our bylaws by the stockholders requires the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, as well as approval by the holders of series A preferred stock. Our board may amend the bylaws with the majority vote of the total number of authorized directors. Our board is classified and currently consists of four directors divided into three classes, each class with a term of office expiring the third succeeding annual meeting of stockholders after election of such class. At all meetings of stockholders for the election of directors, a plurality of the votes cast is sufficient to elect. No provision of our charter or bylaws provides for cumulative voting in the case of the election of directors or on any other matter.

Dividends and Liquidation Rights. Each holder of our common stock is entitled to share pro rata in any dividends paid on the common stock out of assets legally available for that purpose, when, and if declared by the board. Upon the liquidation, dissolution or winding up of our company, the assets will be distributed pro rata among the holders of common stock. However, the aforementioned dividend and liquidation rights are limited and qualified by the series A preferred stock, which has a preference to any such distribution of the assets or funds. Other than the rights described above, the holders of our common stock have no redemption, preemptive, subscription or conversion rights, nor any rights to payment from any sinking or similar fund, and are not subject to any calls or assessments. There are no restraints in our charter or bylaws on the right of holders of shares of common stock to sell or otherwise alienate their shares of stock, and there are no provisions discriminating against any existing or prospective holder of shares of common stock as a result of such security holder owning a substantial amount of securities.

In addition to our outstanding common stock, we have outstanding stock options to purchase common stock and unvested shares of restricted stock held by our employees and directors and additional shares available for issuance under our 2018 Incentive Stock Plan, as further described in our periodic reports filed with the SEC.

We refer you to our certificate of incorporation, bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.

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Series A Preferred Stock

Conversion. Pursuant to our Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”), each share of series A preferred stock can be converted into shares of our common stock, at an initial conversion price equal to $102.488 per share, subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction, (i) at any time at the option of the holder or (ii) by us if, following the first anniversary of the issuance of the series A preferred stock (subject to extension under certain circumstances), the volume weighted average trading price per share of our common stock for 60 consecutive trading days exceeds 250% of the conversion price and continues to exceed 225% of the conversion price through the conversion date, subject at all times to the satisfaction of, and the limitations imposed by, the equity conditions set forth in the Certificate of Designations (including, without limitation, the volume limitations set forth therein).

Dividends. Pursuant to the Certificate of Designations, the holders of the series A preferred stock are entitled to receive quarterly dividends at the prime rate (provided in the Wall Street Journal), plus 5% (up to a maximum dividend rate of 10%), payable in cash or in kind (i.e., through the issuance of additional shares of series A preferred stock), except that we are not permitted to pay such dividends in cash while any indebtedness and our Amendment and Restated Loan Agreement remains outstanding without the consent of the holders of the series A preferred stock. In addition, the declaration and payment of dividends is subject to compliance with applicable law and unpaid dividends will accrue. A holder’s right to convert its shares of series A preferred stock and receive dividends in the form of common stock is subject to certain limitations including, among other things, that the shares of common stock issuable upon conversion or as dividends will not result in any holder beneficially owning greater than 9.99% of our currently outstanding shares of common stock.

The series A preferred stock dividends will accrue whether or not the declaration or payment of such series A preferred stock dividends are prohibited by applicable law, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Redemption Rights. Upon certain triggering events, such as bankruptcy, insolvency or a material adverse effect or our failure to issue shares of common stock upon conversion of the series A preferred stock in accordance with our obligations, the holders may require us to redeem all or some of the series A preferred stock at a price per share equal to the greater of (i) the sum of 100% of the stated value of a share of series A preferred stock plus accrued and unpaid dividends with respect thereto, and (ii) the product of the number of shares of common stock underlying a share of series A preferred stock and the closing price as of the occurrence of the triggering event. On or after July 30, 2021, each holder of series A preferred stock can also require us to redeem its series A preferred stock in cash at a per share price equal to 100% of the stated value of a share of series A preferred stock plus accrued and unpaid dividends with respect thereto. Notwithstanding the forgoing, no holder of series A preferred stock is permitted to exercise any rights or remedies upon a Breach Event or to exercise any redemption rights under the Certificate of Designations, unless approved by the holders of a majority of the then outstanding shares of series A preferred stock. Hale Capital, as the holder of the majority of the currently outstanding shares of series A preferred stock, has agreed not to approve or to exercise the redemption of the series A preferred stock until at least July 30, 2023, with such extension to be included in an amendment to the Certificate of Designation that will be proposed for shareholder approval at our next annual shareholders meeting.

Fundamental Sale. Upon consummation of a fundamental sale transaction, the series A preferred stock will be redeemed at a per share redemption price equal to the greater of (y) 250% of the per share purchase price of the series A preferred stock and (z) the price payable in respect of such share of series A preferred stock if such share of series A preferred stock had been converted into such number of shares of common stock in accordance with the Certificate of Designations (but without giving effect to any limitations or restrictions contained therein) immediately prior to such fundamental sale transaction; provided that the 250% threshold is changed to 100% if the fundamental sale transaction is approved by the two Series A Directors (as defined in the Certificate of Designations). In addition, if we consummate an equity or debt financing that results in more than $5.0 million of net proceeds to us and/or our subsidiaries, the holders of series A preferred stock will have the right, but not the obligation, to require us to use the net proceeds in excess of $5.0 million to repurchase all or a portion of the series A preferred stock at a per share price equal to the greater of (i) the sum of 100% of the stated value of such share of series A preferred stock plus accrued and unpaid dividends with respect thereto, and (ii) the number of shares of common stock into which such share of series A preferred stock is then convertible multiplied by the greater of (y) the closing price of the common stock on the date of announcement of such financing or (z) the closing price of the common stock on the date of consummation of such financing.

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Voting. Each holder of series A preferred stock has a vote equal to the number of shares of common stock into which its series A preferred stock would be convertible as of the record date. In addition, the holders of a majority of the series A preferred stock must approve certain actions, including approving any amendments to our charter or bylaws that adversely affects the voting powers, preferences or other rights of the series A preferred stock, payment of dividends or distributions, any liquidation, capitalization, reorganization or any other fundamental transaction of our company, issuance of any equity security senior to or on parity with the series A preferred stock as to dividend rights, redemption rights, liquidation preference and other rights, issuances of equity below the conversion price, any liens or borrowings other than non-convertible indebtedness from standard commercial lenders which does not exceed 80% of our accounts receivable, and the redemption or purchase of any of our capital stock.

The holders of the series A preferred stock have the exclusive right, voting separately as a class, to elect two directors to our board, for so long as at least 85% of the series A preferred stock purchased under the September 16, 2013 Purchase Agreement relating to the series A preferred stock remains outstanding, which will be reduced to one director at such time as less than 85% but greater than 15% of the series A preferred stock purchased under the Purchase Agreement remains outstanding. Currently, Martin M. Hale, Jr. and Michael P. Kelly have been designated for election by the holders of the series A preferred stock to serve as members of our board of directors.

Certain Anti-Takeover Provisions

The provisions of our restated certificate of incorporation and Delaware law may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Our board of directors has the authority, without further action by our common stockholders, to issue up to an additional 1,100,000 shares of preferred stock on such terms and with such rights, preferences and designations, including, without limitation, restricting dividends on our common stock, dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our common stock, as the board may determine without any vote of our common stockholders. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof may have the effect of delaying, deterring or preventing a change in control. Moreover, our outstanding series A preferred stock provides the holders with certain rights in the event of a merger with a third party and if we are unable to redeem the series A preferred stock prior to July 30, 2023 or if the holders of the series A preferred stock elect to exercise their rights to require us to redeem the series A preferred stock due to our failure to comply with the financial covenants covering the series A preferred stock.

Our restated certificate of incorporation, as amended, includes certain provisions that restrict transfers of our common stock in order to protect our NOLs if the effect of such transfers would be to increase the direct or indirect ownership of stockholders from less than 4.99% to 4.99% or more of our common stock, or increase the ownership percentage of stockholders owning 4.99% or more of our common stock.

Certain “anti-takeover” provisions of the Delaware General Corporation Law, among other things, may restrict the ability of our stockholders to authorize a merger, business combination or change of control. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation, such as our company, from engaging in a wide variety of specified transactions with any person who becomes a 15% stockholder, under certain circumstances, within three years after such person became an “interested stockholder.”

We have a staggered board of directors and have entered into change of control agreements through employment agreements with certain executives.

In addition, generally proceeds received upon a change of control will be used first to repay outstanding principal and interest on the Term Loan and then to the holders of the series A preferred stock, prior to the holders of the common stock, in an amount equal to the amount of unpaid principal and interest on the Term Loan and 100% of the stated value plus accrued and unpaid dividends with respect to the series A preferred stock. As a result of the foregoing, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of our common stock and the voting and other rights of our stockholders may also be affected.

Over-the-Counter Market

Our common stock is quoted by the OTCQB Venture Market under the symbol “FALC.”

Transfer Agent and Registrar

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The transfer agent and registrar for our common stock is Computershare, Inc.

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UNDERWRITING

We are offering the shares of common stock described in this prospectus through Roth Capital Partners, LLC (“Roth Capital” or the “underwriter”). Roth Capital has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than the shares covered by the over-allotment option described below unless and until this option is exercised.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Total

We have granted to the underwriter a 30-day option to purchase up to an additional               shares of our common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the securities for which it exercised the option.

Discounts, Commissions and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a public offering price of $          per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $             per share. After the offering, these figures may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The shares sold in this offering are expected to be ready for delivery against payment in immediately available funds on or about                                        , 2021, subject to customary closing conditions. The underwriter may reject all or part of any order.

In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 7% of the gross proceeds of this offering, or $             per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus. The underwriting discount is equal to the public offering price per share of common stock, less the amount paid by the underwriter to us per share.

The following table shows the per share and total underwriting discount to be paid by us to the underwriter in this offering, assuming both no exercise and full exercise of the over-allotment option.

	Per Share	Total with No Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us

We estimate that the total expenses of this offering, excluding the underwriting discount, will be approximately $              . We have also agreed to reimburse the underwriter for legal expenses incurred by it in connection with the offering up to a maximum of $100,000, which includes all fees of counsel for the underwriter incident to any required review and approval by FINRA of the sale of the shares. In addition, we have agreed to reimburse the underwriter for fees of counsel for the underwriter incurred in connection with the qualification of the shares for offering and sale under state securities or blue-sky laws, up to a maximum of $15,000. We have also agreed to pay or reimburse the underwriter’s counsel for all filing fees incident to any required review and approval by FINRA of the sale of the shares and all filing fees in connection with the qualification of the shares for offering and sale under state securities or blue-sky laws. In accordance with FINRA Rule 5110, the $100,000 reimbursement fee described in this paragraph is deemed underwriting compensation for this offering.

We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933 (the “Securities Act”) or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Except as disclosed in this prospectus, the underwriter has not received, and will not receive, from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under its rule of fair price. The underwriting discount was determined through an arms’ length negotiation between us and the underwriter.

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Lock-Up Agreements

Without the prior written consent of Roth Capital, for a period of 90 days following the date of this prospectus (the “Lock-Up Period”), we have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, except for (a) the issuance of the shares of our common stock in this offering, (b) the issuance of shares of our common stock pursuant to our existing stock option plan and (c) the issuance of shares in connection with any acquisition consummated by us during the Lock-Up Period, as long as the aggregate number of shares issued or issuable does not exceed 5% of the number of shares of common stock outstanding immediately after giving effect to this offering and certain other restrictions are met.

In addition, each of our directors and executive officers has entered into a lock-up agreement with Roth Capital. Under the lock-up agreements, without the prior written consent of Roth Capital, the foregoing persons may not, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the SEC from time to time (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the Lock-Up Period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, for a period of 90 days from the date of this prospectus. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to certain exceptions for transfers of Beneficially Owned Shares, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

o	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

o	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase pursuant to the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriter may purchase pursuant to the over-allotment option. The underwriter may close out any covered short position by either exercising the over-allotment option and/or purchasing shares in the open market.

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o	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

o	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the OTCQB Venture Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members, if any, may also engage in passive market making transactions in our common stock on the OTCQB Venture Market. Passive market making consists of displaying bids on the OTCQB Venture Market by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet website maintained by the underwriter. Other than the prospectus in electronic format, the information on the website of the underwriter is not part of this prospectus.

Over-the-Counter Market

Our common stock is quoted by the OTCQB Venture Market under the symbol “FALC.”

Selling Restrictions

Australia

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This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter’s conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), none of the shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to such shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of the shares of our common stock at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

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For the purposes of this provision, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. Shares of our common stock may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

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•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of our common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;
•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;
•	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares of our common stock before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
•	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

44

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

The communication of this prospectus and any other documents or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

In the United Kingdom, this prospectus is being distributed only to, and are directed only at, persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and/or (ii) are high net worth entities (or persons to whom they may otherwise lawfully be communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

45

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the common stock offered by this prospectus as our counsel. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, in each case, as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC’s website at www.sec.gov.   Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at https://falconstor.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, in addition to the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, as amended by Form 10-K/A, filed with the SEC on April 23, 2021;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 1, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 5, 2021; and

•	the description of our common stock set forth in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 19, 2020.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to FalconStor Software, Inc., 701 Brazos Street, Suite 400, Austin, Texas 78701, tel.: (631) 777-5188, Attention: Corporate Secretary.

47

                             Shares

FalconStor Software, Inc.

Common Stock

PROSPECTUS

Roth Capital Partners

The date of this prospectus is , 2021

PART II.     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various actual and anticipated expenses payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee and FINRA filing fee.

Nature of Expense	Amount

SEC registration fee	$546
FINRA filing fee	1,250
Accounting fees and expenses	20,000
Legal fees and expenses	80,000
Blue sky fees and expenses	15,000
Printing and EDGAR expenses	10,000
Miscellaneous	23,204
Total	$150,000

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Our Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions in the past three years involving sales of our securities that were not registered under the Securities Act, all of which were consummated pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act:

On October 9, 2018, our company closed on the final tranche of a previously-announced private placement. As part of such private placement, our company issued warrants pursuant to which (i) certain eligible stockholders were entitled to purchase 1,859,420 shares of our common stock, and (ii) HCP-FVA was entitled to purchase 3,033,790 shares of our common stock (the “Warrants”). On December 19, 2018, we issued 3,033,790 shares of our common stock to HCP-FVA pursuant to the exercise of its Warrants. Between December 6, 2018 and December 27, 2018, we issued an additional 1,859,420 shares of our common stock pursuant to the exercise of the Warrants by the eligible stockholders. The Warrants and all such shares of our common stock were issued pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act.

On May 21, 2019, HCP-FVA exercised its warrant to purchase 1,543,630 shares of Common Stock on a cashless exercise basis and was issued 1,518,107 shares of Common Stock.

On May 31, 2019, we issued an aggregate of 1,251,154 restricted shares of our common stock. Such restricted stock did not bestow any voting or dispositive power and is not deemed outstanding until they vest. The restricted stock generally vests as follows: 2.5% vested immediately upon grant on May 31, 2019 (the “2019 Grant Date”); 2.5% vested on the first anniversary of the 2019 Grant Date; 2.5% shall vest on the second anniversary of the 2019 Grant Date; 2.5% shall vest on the third anniversary of the 2019 Grant Date; 45% shall vest based on the return of invested capital in accordance with the terms of the restricted stock agreement between our company and the grantee; and 45% shall vest upon a change of control of our company.

On September 30, 2020, we issued an aggregate of 316,480 restricted stock awards. Such restricted stock awards do not bestow any voting or dispositive power and are not deemed outstanding until they vest. The restricted stock awards generally vest as follows: 2.5% vested immediately upon grant on September 30, 2020 (the “2020 Grant Date”); 2.5% shall vest on the first anniversary of the 2020 Grant Date; 2.5% shall vest on the second anniversary of the 2020 Grant Date; 2.5% shall vest on the third anniversary of the 2020 Grant Date; 45% shall vest based on the return of invested capital in accordance with the terms of the restricted stock award agreement between our company and the grantee; and 45% shall vest upon a change of control of our company.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits listed in the following Exhibit Index are part of this Registration Statements or, as indicated, incorporated by reference.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File no. 33-79350), filed on April 28, 1994.
3.2		Amended and Restated By-Laws of FalconStor Software, Inc., incorporated herein by reference to Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011.
3.3		Certificate of Amendment to the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.3 to the Registrant’s the quarterly report on Form 10-Q for the period ended June 30, 2000 filed on August 11, 2000.
3.4		Certificate of Amendment to the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.4 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2001, filed on March 27, 2002.
3.5		Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, incorporated herein by reference to Exhibit 4.1 to the Registrant's report on Form 8-K dated September 16, 2013.
3.6		Certificate of Amendment of the Restated Certificate of Incorporation of FalconStor Software, Inc,, incorporated by reference to Exhibit 3.1 to the Registrant’s report on Form 8-K dated June 25, 2018.
3.7		Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of FalconStor Software, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s report on Form 8-K dated June 25, 2018.
3.8		Certificate of Amendment to the Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Registrant's current report on Form 8-K filed on June 25, 2019.
3.9		Certificate of Amendment to the Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the period ended June 30, 2019 filed on August 14, 2019.
4.1		Amended and Restated 2006 Incentive Stock Plan incorporated herein by reference to Exhibit 4.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007.
4.2		Intentionally omitted.
4.3		Form of Restricted Stock Letter Agreement, incorporated herein by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on April 7, 2014.
4.4		Intentionally omitted.
4.5		FalconStor Software, Inc. 2016 Incentive Stock Plan, incorporated by reference to Exhibit A to the Proxy Statement on Schedule 14A dated March 18, 2016.
4.6		Description of Registered Securities of FalconStor Software, Inc. , incorporated by reference to Exhibit 4.6 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
5.1	**	Opinion of Olshan Frome Wolosky LLP.
10.1		Intentionally omitted.
10.2		Agreement of Lease between Huntington Quadrangle 2 LLC and FalconStor Software, Inc. dated May 30, 2013, with a commencement date of March 1, 2014, incorporated herein by reference to Exhibit 99.1 to the Registrant's quarterly report on Form 10-Q for the period ended June 30, 2013 filed on August 9, 2013.
10.3		Preferred Stock Purchase Agreement dated as of September 16, 2013 between FalconStor Software, Inc. and Hale Capital Partners, LP, incorporated herein by reference to Exhibit 10.1 to the Registrant's report on Form 8-K dated September 16, 2013.
10.4		Intentionally omitted.
10.5		Agreement between FalconStor Software, Inc. and Todd Brooks, dated August 14, 2017, incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed August 17, 2017.
10.6		Intentionally omitted.
10.7		Intentionally omitted.
10.8		Intentionally omitted.
10.9		Intentionally omitted.
10.10		Intentionally omitted.
10.11		Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2018, by and among FalconStor Software, Inc., HCP-FVA, LLC, as Administrative Agent and as a Lender, and the other Loan Parties named therein, incorporated herein by reference to Exhibit 10.1 to Registrant’s current report on Form 8-K filed on February 26, 2018.
10.12		Intentionally omitted.
10.13		Intentionally omitted.
10.14		Agreement between FalconStor Software, Inc. and Brad Wolfe, dated April 4, 2018, incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed April 11, 2018.
10.15		Falconstor Software Inc. 2018 Stock Incentive Plan, incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on June 5, 2018.
10.16		Joinder to Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2018, by and among FalconStor Software, Inc., HCP-FVA, LLC, as Administrative Agent and as a Lender, and the other Loan Parties named therein, incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed October 11, 2018.
10.17		Amendment No. 1 to Amended and Restated Term Loan Credit Agreement dated December 27, 2019 by and among FalconStor Software, Inc., HCP-FVA, LLC, EW Capital, LLC, the lenders party thereto and the other loan parties named therein, incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K, filed on January 3, 2020.
10.18		Promissory Note between the Company and Peapack-Gladstone Bank, dated April 28, 2020, incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2020.
21.1		Subsidiaries of Registrant – FalconStor, Inc., FalconStor AC, Inc., FalconStor Software (Korea), Inc.
23.1	**	Consent of Marcum LLP, independent registered public accounting firm.
23.1	*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
24.1	*	Power of Attorney (set forth on the Signature Page of this Registration Statement).

*	Previously filed.
**	Filed herewith.
(a)	Denotes management contract or compensatory plan or arrangement.

(b)	Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 17th day of June 2021.

FALCONSTOR SOFTWARE, INC.

By:	/s/ Todd Brooks
	Name:	Todd Brooks
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Todd Brooks Todd Brooks	President, Chief Executive and Director Officer (principal executive officer)	June 17, 2021

/s/ Brad Wolfe Brad Wolfe	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 17, 2021

/s/ Martin Hale, Jr. Martin Hale, Jr.	Director	June 17, 2021

/s/ Michael Kelly Michael Kelly	Director	June 17, 2021

/s/ Barry A. Rudolph Barry A. Rudolph	Director	June 17, 2021

/s/ William D. Miller William D. Miller	Director	June 17, 2021

*By:	/s/ Todd Brooks
Todd Brooks
Attorney-in-fact